As filed with the Securities And Exchange Commission on February 11, 2000
                                                   Registration Number 333-91861


                     U.S. Securities And Exchange Commission
                             Washington, D.C. 20549


                          Amendment No. 1 to Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        FIRST ENTERTAINMENT HOLDING CORP.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

         Nevada                           7900                   84-0974303
-----------------------------  ----------------------------  -------------------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)


           5495 Marion Street, Denver, Colorado 80216; (303) 382-1500
           -----------------------------------------------------------
          (Address and telephone number of principal executive offices)


           5495 Marion Street, Denver, Colorado 80216; (303) 382-1500
           ----------------------------------------------------------
               (Address of principal place of business or intended
                          principal place of business)


     Douglas R. Olson, 5495 Marion Street, Denver, CO 80216; (303) 382-1500
     ----------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Alan L. Talesnick, Esq.
                             Francis B. Barron, Esq.
                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776

Approximate date of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                             CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
Title of each class                        Proposed Maximum         Proposed Maximum
of securities to be        Amount To Be    Offering Price Per       Aggregate Offering        Amount Of
registered                 Registered      Share                    Price                     Registration Fee
--------------------------------------------------------------------------------------------------------------

Common Stock                550,000            $ .875 (1)              $481,250(1)              $127 (1) (7)

Common Stock                153,846            $1.385 (2)              $213,077(2)              $ 56 (2)

Common Stock that
may be issued upon          200,000            $ 2.00 (3)              $400,000                 $106 (7)
exercise of warrants (3)

Common Stock that may be    375,000            $ 1.00                  $375,000                 $ 99 (7)
 issued upon exercise of
 warrants(4)

Common Stock that may be    175,000            $1.03                   $180,460                 $ 48 (5)(7)
issued upon exerercise of
options (5)

Common Stock to be          441,650             (6)                    $175,205                 $ 46 (7)
purchased pursuant to
rescission offer(6)

Common Stock that may be    300,000            $ .75                   $225,000                 $ 59 (8)
issued upon exercise of
options (8)

Common Stock that may be    153,000            $.65                    $100,000                 $ 26 (9)
issued upon the exercise
of warrants(9)

TOTAL                     2,349,342                                  $2,149,992                 $567 (10)
----------------------------------------------------------------------------------------------------------------


(1) The price and filing fee were determined in accordance with Rule 457 based upon the average of the high and low prices reported by the OTC Bulletin Board on November 30, 1999, which is within five business days prior to the date of the initial filing of this registration statement.

(2) The price and filing fee were determined in accordance with Rule 457 based upon the average of the high and low prices reported by the OTC Bulletin Board on February 7, 2000, which is within five business days prior to the date of the filing of this Amendment.

(3)  Warrants to purchase these shares are exercisable at $2.00 per share.

(4)  Warrants to purchase these shares are exercisable at $1.00 per share.

(5) Options to purchase these shares are exercisable at $1.03 per share. Our original filing included options to purchase 25,000 shares at this price and the registration fee of $7 for those securities previously was paid. This amendment adds 150,000 shares and the additional registration fee of $41 is included with this filing.

(6) The repurchase price for the rescission offer is based on the total consideration for which the shares were issued of $175,205.

(7)  Previously paid.

(8) Options to purchase these shares are exercisable at $.75 per share. These shares were not included in our original filing. The registration fee of $59 for these additional shares is included with this filing.

(9) Warrants to purchase these shares are exercisable for $.65 per share. These shares were not included in our original filing. The registration fee of $26 for these shares is included with this filing.

(10) A total of $463 of the filing fee previously was paid. This filing includes the payment of an additional $82 of filing fees.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                       PROSPECTUS DATED FEBRUARY 11, 2000
                              SUBJECT TO COMPLETION


                                                         SELLING STOCKHOLDER AND
                                             COMPANY RESCISSION OFFER PROSPECTUS


                        FIRST ENTERTAINMENT HOLDING CORP.
                        2,349,342 Shares Of Common Stock



     The shares covered by this prospectus consist of the following:


     * Up to 703,846 shares of common stock purchased by some of selling stockholders in private placement transactions and upon the exercise of stock options and warrants.

     * Up to 1,203,846 shares of common stock that may be issued to some of selling stockholders, when they exercise stock options and warrants.

     * Up to 441,650 shares of common stock that may be repurchased by us in a rescission offer to up to five persons who previously received shares in transactions that were not registered.

     The selling stockholders have not entered into any underwriting arrangements. The prices for the common stock may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the common stock. We will not receive any of the proceeds from the sale of these shares.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "FTET". On February 9, 2000, the closing price of the common stock was $1.34 per share.

     Investing in the common stock involves risks. See the "Risk Factors" section beginning on page 4.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is February ___, 2000

                               PROSPECTUS SUMMARY


     The following summary highlights information contained in this prospectus. In addition to reviewing this summary, you should read this entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements. All information in this prospectus should be considered before investing in the common stock.


The Company                   We engage in, or hold controlling interests in
                              entities that engage in, radio, live entertainment and Internet related businesses. Through our Quality Communications, Inc. subsidiary, we operate an FM radio station in Gillette, Wyoming that plays contemporary country music. Through our Comedy Works, Inc. subsidiary, we operate a comedy club in downtown Denver, Colorado. We also are pursuing Internet related businesses.

The Offering By               This prospectus relates to the sale or transfer of
Selling Stockholders          up to 1,907,692 shares of common stock. These
                              shares consist of the following:

                                *  Up to 703,846 shares of common stock
                                   purchased by some of selling stockholders in private placement transactions and upon the exercise of stock options and warrants.

                                * Up to 1,203,846 shares of common stock that may be issued to some of selling stockholders when they exercise stock options and warrants issued by the Company.

                              The common stock may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares. For additional information concerning sales by the selling stockholders, see, "Selling Stockholders and Plan of Distribution".

                              We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options and warrants held by the selling stockholders are exercised, we will use the proceeds from these exercises for general and administrative expenses and working capital.

Rescission Offer              We also will use this prospectus to make a
                              rescission offer to five persons and entities who were inadvertently issued 441,650 more shares than were registered on a prior registration statement.
                              These shares were issued at various rates between $.20 and $.69 per share in consideration for services provided to us valued at a total of $175,205. Although exemptions from registration of the issuance of the shares may be available, because the issuance of these shares was violation of the registration provisions of federal and state securities laws. We are offering to repurchase the previously issued shares for cash equal to the number of shares multiplied by the price at which those shares were issued plus interest. Additional information concerning the
                              Rescission Offer is included in the "Rescission
                              Offer" section below.

Proposed Name Change          In November 1999, we determined to recommend to
                              the stockholders for their approval that our name be changed to "F2 Network Inc." We anticipate that the proposed name change will be voted upon by the stockholders at a meeting to be held in March or April 2000.


Company Offices               Our offices are located at 5495 Marion Street,
                              Denver, Colorado 80216, telephone number (303)
                              382-1500.

                                  RISK FACTORS


     Prospective investors should carefully consider, together with the other information in this prospectus, the following factors that affect us.

Our auditor's report contains a "going concern" qualification.

     The independent certified public accountants' report on our financial statements contains an explanatory paragraph, which, in general, indicates that we have suffered recurring losses from operations, have a working capital deficiency and have defaulted on a substantial portion of our debt. These conditions raise substantial doubt about our ability to continue in business. Our plans to address this issue include obtaining additional financing, and/or extending our existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. There is no assurance that we will be successful in these plans. In April 1999, we were successful in obtaining financing from the First National Bank of Gillette to pay debt to a creditor totaling $125,000, which came due on March 31, 1999. The financial statements do not include any adjustments that might result from the going concern uncertainties.



The multimedia entertainment business is speculative in nature.

     Profits, if any, from the businesses in which we engage are dependent on widespread public acceptance of, and interest in, each creative project undertaken by our various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which we may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of our completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. We may not recoup all or any portion of our investment in a particular project, and cannot guarantee that any project will yield us profits.

We depend on key employees.


     Our success depends on the continued active participation of Douglas Olson, our President and Chief Operating Officer, and Howard Stern, our Chief Executive Officer, even though neither of them devotes 100% of his time to our business. Our Internet business depends on the continued active participation of Michael Marsowicz. There is no employment agreement with any of Mr. Olson, Mr. Stern or Mr. Marsowicz, and we do not carry any "key-man" life insurance on any of them.


We cannot predict the status of our property rights.


     Although we have developed, and continue to develop, our own Internet content and products, we have entered into license agreements with respect to other Internet products. We cannot guarantee that such license rights will provide us with significant protection from competitors. Property rights protection generally is uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Therefore, we cannot assure that any rights licensed to us will afford protection against competitors with similar technologies and that we will have the financial resources necessary to enforce our property rights.

     Even though we have licenses, under the terms of our license agreements, we generally are responsible for protecting the intellectual property rights subject to these agreements. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. The cost of the litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of our licensed rights can be substantial. We may also be required to obtain additional licenses from others to continue to refine, develop, and market new products. We may not be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable. As a result, we may incur substantial expenses to protect property rights. This would result in increased losses or reduced profits and also distract management from pursuing more productive activities for us.


We need additional funding to sustain our operations.

     In order to continue our business plans fully, we anticipate that we will need additional funding. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control.

We could be adversely impacted by intense competition.


     We compete in the areas of radio broadcasting, comedy club operation and Internet related businesses with other companies. Many of these competitors have substantially larger financial and other resources than us. In the Internet area, companies with greater financial resources than us have not been able to generate positive cash flow or profits from operating Internet related businesses. From time to time, there may be competition for, and shortage of, broadcasting talent and comedians, and Internet content and qualified computer technicians. We may therefore not be able to attract the best available talent required to develop our businesses. This competition and these shortages could lead to an increase in costs that could adversely affect us by increasing losses or reducing profits. We also compete with other companies for advertising on our radio station and Internet portal. Our Internet revenues are based on the ability to attract advertisers. In addition, the low cost of entering Internet related businesses may result in additional competition in the future.


Technology changes.


     The Internet related businesses in which we operate and intend to operate are characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. This could attract our customers to competitors, reducing our revenues. The possibility of increased costs to keep up with technological advancements and reduced revenues if customers depart would lead to increased losses or reduced profits.



There is limited liquidity in our shares.


     There may be no ready market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Historically, there has been an extremely limited public market for our shares. We cannot predict that the market will be sustained or will expand. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral because lenders may require a more liquid form of security.


Penny stock regulation.


     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the Nasdaq system). If our shares are traded for less than $5 per share, as they currently are, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or (2) we have had average revenue of at least $6,000,000 for the last three years. We do not meet these requirements. As a result, market transactions in our shares are subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our shares are subject to the penny stock rules, the holders of our shares may find it difficult to sell our shares.

We may suffer contingent liabilities as a result of the shares subject to the rescission offer.

     The shares that are subject to the Rescission Offer may have been issued in violation of federal and state registration requirements. We are making the Rescission Offer in an effort to minimize any damages that may be claimed by the recipients of those shares. Even if the Rescission Offer is completed, there is no assurance that the SEC or state securities authorities will not pursue fines or penalties against us. In addition, the rescission offerees retain a federal cause of action even if the Rescission Offer is completed.


Forward-Looking Statements And Associated Risk

     This prospectus contains forward-looking statements. These statements include:


     *    our growth strategies,
     *    our products and planned products,
     *    the need for additional financing,
     * the need for and uncertainty with respect to necessary regulatory clearances, commercial acceptance of our products and planned products, and
     * our ability to successfully commercialize our products and to achieve profitability in general.

     These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this prospectus, including the "Risk Factors" section. These factors include regulatory, financial, market or general economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire or prove to be accurate.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is traded in the over-the-counter market and has been quoted on the OTC Bulletin Board since February 6, 1998, the day after it ceased to be listed on the Nasdaq Stock Market because it did not meet the minimum price requirements. Our trading symbol is "FTET".

     The table below presents the range of high and low closing bid prices for the common stock during each of the quarters indicated. These quotations were obtained from brokers who make a market in the common stock and reflect interdealer prices, without retail mark up, mark down or commission, and may not represent actual transactions.

                                                        Closing Bid Price
                                                        -----------------
                                                        High          Low
                                                        ----          ---
1999
    First Quarter                                       $1.31         $.1562
    Second Quarter                                      $2.0156       $.6406
    Third Quarter                                       $4.125        $1.2188
    Fourth Quarter (through October 20, 1999)           $1.34         $.9688

    1998
    First Quarter                                       $.75          $.25
    Second Quarter                                      $.71          $.20
    Third Quarter                                       $.77          $.21
    Fourth Quarter                                      $.48          $.12

    1997
    First Quarter                                       $2.22         $.75
    Second Quarter                                      $1.47         $.84
    Third Quarter                                       $1.25         $.72
    Fourth Quarter                                      $.91          $.66



     On February 9, 2000, the closing sale price for the Company's common stock was $1.34 per share.


Number Of Stockholders Of Record


     On February 9, 2000, the number of stockholders of record of the Company was approximately 1,170.

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends on the common stock since the Company's formation and do not presently anticipate paying any cash dividends on the common stock in the foreseeable future.

                                   THE COMPANY


     On December 15, 1997, we changed our state of incorporation from Colorado to Nevada and changed its name to First Entertainment Holding Corp. We were originally incorporated under the laws of Colorado on January 17, 1985. In November 1999, we determined to change our name to "F2 Network Inc.", subject to stockholder approval, which has not yet been obtained. We anticipate that the proposed name change will be voted upon by the stockholders at a stockholders meeting planned for March or April 2000.

     Currently, we operate or hold controlling interests in three active and two non-operating business segments. The three active segments are known as "Radio", "Live Entertainment" and "Internet". The non-operating segments are known as "Film", "Video", and "Retail". Initially, our business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, we entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which we operate the radio segment of its business. In 1992, we acquired a controlling interest in First Films, Inc. ("First Films"), a publicly held Colorado corporation, under which our live entertainment operations currently are undertaken and under which our film production activities previously were undertaken. In December 1997, we acquired a 50.8% interest in Global Internet Corp. Global Internet is a development stage company whose planned business activity was to operate an Internet gaming site. The investment in Global Internet was written off as of December 31, 1997 and as of December 31, 1998 Global Internet had not yet commenced its planned principal operations. Since early 1999, we have been developing relationships with Internet content providers, advertisers and gaming companies in an attempt to create an Internet site with links to entertainment and gaming content and to provide Internet site development to other parties. In addition, we have been developing our own content in order to establish an Internet portal emphasizing entertainment with links to other web sites. The site is located at www.First Entertainment.com. In December 1996, we commenced operations of selling infomercial products in freestanding unmanned kiosks in major retail malls including U.S. Military bases. This segment was known as the "retail" segment. In January 1998, we determined to discontinue the operations of the "retail" segment as a result of lower than expected sales.


Radio


     In October 1987, we entered the radio broadcasting business through the acquisition of Quality Communications, Inc. "Quality Communications", a Wyoming corporation. Through Quality Communications, we operate an FM radio station, 100.7, The Fox, located in Gillette, Wyoming.

     In November 1993, the music format of the radio station was changed from a Top-40 station to a format known as the "Heart of Rock." In February, 1995 the format was changed again to contemporary country. The changes have had a positive effect on its market share and gross revenues. In 1996, the radio station started promoting concerts using up and coming country and western singers. The radio station was a venue to promote the concerts to add an additional source of revenue for the radio station.

     In September 1999, we entered into an agreement with Brian Encke to purchase an FM radio station to be built in Lead, South Dakota, and the Federal Communications Commission ("FCC") permits necessary to operate the station. The $300,000 purchase price is to be paid by delivery of $20,000 in cash and a promissory note for $280,000, with no interest, payable over a 15-year period in monthly installments of $1,555.56. The purchase of the new station is to close after the FCC grants its consent to the assignment of the permits to the Company and all public comment periods expire. The FCC granted its consent on December 9, 1999 and the public comment period expired in January 2000. No negative comments were received and we are proceeding with the closing of the purchase. The purchase price will be paid in the manner described above and the Company will commence construction of the facilities necessary to operate the station. If there are unexpected construction delays, we believe the construction can be completed by the end of 2000. We estimate that construction and installation of the new station will cost approximately $250,000, including $200,000 to acquire transmitting equipment, computers and other studio equipment. We intend to fund $50,000 of the costs related to the construction of the new station primarily from our working capital. We intend to finance the $200,000 of estimated equipment costs through lease financing transactions where a financial institution purchases the equipment and leases it to us at a rate that covers their acquisition costs and a profit or through other debt financing such as bank loans, if available at acceptable rates and terms.


Live Entertainment


     First Films acquired 100 percent of the outstanding stock of Comedy Works, Inc., a Colorado corporation, on September 13, 1990 in exchange for 200,000,000 shares of common stock. Comedy Works was incorporated in 1982 and has operated one comedy club from its Larimer Square, Denver, Colorado location since that time. Comedy Works Larimer Square typically has nine shows per week and has averaged over 1,500 customers per week for the past fifteen years.


     The goal of Comedy Works is to produce first-rate shows in the theater environment. Revenues are generated through both ticket sales at the door and beverage and food sales at tables. The club is open to the public only for shows, which last from 1 to 2 hours each, and number as many as three per night. Non-show times are devoted to preparing and producing a show that changes completely each week, and to promoting and marketing the nightclub.

Internet Activities


     Since 1997, we have attempted to engage in Internet related businesses. Through internal resources and relationships with other entities, we developed an Internet portal focusing on entertainment. The site, www.FirstEntertainment.com, includes original content developed by us as well as links to other sites. We are also developing relationships with electronic commerce partners and offers web site development services and plans to add web site hosting capabilities. Many of the letters of intent we entered into with potential Internet partners have not led to definitive agreements and have been terminated.

     Our Internet related businesses are conducted through our First 2 Market, Inc. subsidiary. All That Media, Inc., which was acquired in June 1999, was merged into First 2 Market, Inc. in June 1999. At the time we acquired it, All That Media was a newly-formed company that specialized in intellectual property development, Internet portal development and Internet advertising. We issued an option to purchase a total of 500,000 shares of common stock for $.75 per share until October 10, 2001 to the stockholders of All That Media for all the outstanding stock of All That Media. Michael Marsowicz, the President and 50 percent owner of All That Media, received 250,000 of these options. Mr. Marsowicz subsequently was elected to our Board of Directors in August 1999.

This prospectus covers the resale of up to 150,000 shares that Mr. Marsowicz may purchase upon the exercise of these options and an additional 150,000 shares that the other shareholder of All That Media may purchase upon the exercise of his options.

     Also in June 1999, we acquired a start-up company named EDRON Associates, Inc. by issuing options to its former stockholders to purchase 300,000 shares of common stock at $1.03 per share for a period of three years. EDRON was a start up company with little revenue and no proprietary or intangible assets at the time of its acquisition by us. This prospectus covers the resale of up to 150,000 of the shares that may be purchased upon the exercise of these options.

     The following is a summary of our current Internet related business.

     Internet Portal. We established an Internet portal at "www.FirstEntertainment.com". We are attempting to develop this site into a stand-alone Internet site containing entertainment and gaming information as well as a "portal" with links to other sites. We have attempted to provide content on the site internally in order to avoid the expense of obtaining content from outside sources. We believe that the comedy club and radio station businesses provide a source for content. We generate revenues through advertising on our web site as well as through "click fees" and commission arrangements with operators of other web sites that are accessed through our web site. We have not yet realized positive cash flows and there is no assurance we will be able to do so. We are also pursuing "pay-per-view" events utilizing entertainers in the comedy and country music areas with which we have relationships through the operation of the comedy club and radio station. In an attempt to increase traffic over our web site, we have entered into advertising agreements with Yahoo to place a banner ad and link to our web site on sites operated by Yahoo. We paid Yahoo $136,000 for advertising through December 31, 1999.




     This advertising took place during two periods and included placements of banner ads on Yahoo sites and inserting advertisements in 2.5 million Yahoo e-mails. The first program with Yahoo consissted of 3,000,000 advertising impressions for $36,000. The second program consisted of additional impressions plus the 2.5 million advertisements in e-mails for $100,000. this program was focused on Yahoo subscribers who showed an interest in entertainment oriented information as shown in Yahoo's databases. An impression consists of Yahoo customer calling up a web site on which our advertisement has been placed.

     Web Site Development And Maintenance. We also offer web site development services to assist other companies in designing and implementing a presence on the Internet. These services include maintaining and archivin web sites to include multi-media, audio and video capabilities. These capabilities allow us and our clients to broadcast information much like a TV or radio station, including advertisements. We have not yet received significant revenues from these activities. Web site development and maintenance is a highly competitive business that is labor intensive and there is no assurance that we will be able to retain qualified personnel to assist in web site development or that we will be able to do so at a cost that allows us to operate this business profitably.

     Possible Internet Gaming Activities. We also are reviewing the possibility of engaging in Internet gaming activities. Currently, we offer games and links to games on our web site. The games we offer do not involve wagering although some sites reached through links on our site do offer wagering. We are reviewing legal and other issues in connection with whether to allow wagering on our web site and whether to continue providing links to web sites that allow wagering. We will engage in these activities or continue to offer links to sites that offer wagering only if we determine that these activities will not violate applicable laws.


Video


     Initially, we entered the pre-recorded videocassette product market through the design, production and distribution of pre-recorded videocassette travel guides and later expanded into production and distribution of special interest videocassette productions. We are no longer active in the edited video market. We are attempting to sell all the remaining footage in raw, unedited form for use in marketing and Internet sites for travel-related companies.

Film


     We previously engaged in film production activities through our First Films subsidiary. These activities have been suspended.


Retail


     In December 1996, we commenced operations of our retail segment through our subsidiary, "The Best Of As Seen On TV, Inc." The segment consisted of selling the most common and most popular infomercial products in free standing unmanned kiosks in retail outlets throughout the United States. We opened our first four unmanned locations in December, 1996, in Pearl Harbor, Andrews Air Force Base and Bolling Air Force Base in Washington, D.C., and Lechmere's in Cambridge, Massachusetts. In March 1997, we terminated our unmanned kiosk operations when the leases to our first four locations were not renewed. Sales volumes at the unmanned kiosk locations were not sufficient to maintain profitable operations. We turned our efforts to operating manned kiosks in major retail malls. Each manned kiosk was approximately 250 square feet and sold the top 50 selling infomercial products. Commencing August, 1997, we opened six manned kiosk locations in six retail malls located in the Denver metropolitan area. The sales volumes for the manned kiosks were less than projected and in January 1998, we determined to discontinue the operations of The Best Of As Seen On TV due to operating losses and lack of working capital to further develop the concept.

     The result of operations of The Best Of As Seen On TV for the years ended December 31, 1998 and 1997 are disclosed as discontinued operations.

     The assets of The Best Of As Seen On TV were written down to their estimated net realizable value resulting in a write down of $490,000 which is included in the accompanying statement of operations for the year ended December 31, 1997 as part of the loss from discontinued operations.


Competition

    Radio


     Our radio station competes with seven other signals available in the area. Two of these radio signals originate from Gillette, Wyoming. We compete for listeners with these stations through our music format, on-air talent and promotional activities. The ability to charge higher advertising rates is dependent upon attracting larger listener audiences.


    Live Entertainment


     Competition is intense in the comedy and music night club entertainment industries. On a national level, we compete for entertainers with companies that are better capitalized, highly visible and have longer operating histories and larger staffs in their respective locations. None of the national comedy clubs have locations in Denver, Colorado. Comedy Works Larimer Square has been in business in Denver, Colorado for 17 years, longer than any other comedy club in the Denver area. We believe that Comedy Works Larimer Square provides higher-quality acts than its local competitors, reflected in the fact that it is able to charge approximately twice the admission price of its local competitors. The main competitors of Comedy Works Larimer Square are individually-owned and located in shopping centers in the suburbs, while Comedy Works is located in the downtown Denver area.

     Internet


     Internet related businesses are subject to intense competition. Companies with greater financial resources than ours have not been able to generate positive cash flow or profits from operating Internet related businesses. In addition, because of the large number of competitors, there is competition for Internet content and qualified computer personnel. We may not be able to attract the best available talent to develop our Internet business, which could lead to an increase in costs that could have a material adverse effect on our business. We also compete with other companies for advertising on our Internet portal. Revenues generated from the Internet business are dependent upon advertising. In addition, the low cost of entering Internet related businesses may result in additional competition in the future.


Licenses


     The FCC issues radio broadcasters a license to operate within their assigned frequency for seven years. These licenses, upon application, are renewable for additional seven year periods. The FCC issued our radio station its original license on October 1, 1983, to operate at a frequency of 100.7 MHz, 24 hours a day, at 100,000 watts of effective radiated power. It was subsequently reissued in October of 1990 and 1997. During the renewal process, the public has an opportunity to express its opinion of how well the particular station is servicing its broadcast area. Extreme public negativity during this period can delay the reissuance process or result in a denial of the reissuance of the license. In addition, frequent violations of FCC rules and regulations can be cause for the denial of the station's license renewal.


     The FCC allots a certain number of frequencies for each broadcast area, based upon community need, population factors and the determination of the economic viability of another station in the designated region. Currently there are no other licenses available in the Gillette area. It is possible to request that the FCC reconsider opening up further frequencies through its rule making body, but this can be a time consuming process. All sales of stations and subsequent transfers of licenses must be approved by the FCC.

Seasonality

    Radio

     Although revenues are spread over the entire calendar year, the first quarter generally reflects the lowest and the fourth quarter generally reflects the highest revenues for each year. The increase in retail advertising each fall in preparation for the holiday season, combined with political advertising, tends to increase fourth quarter revenues.

    Live Entertainment

     We have found that our highest-revenue months are from July 15 to October 15 of each year. From approximately May 15 to July 15 of each year, business is typically down 30 percent below average, primarily because customers prefer outdoor activities at that time of year. During the holiday season, management has found a slight increase due to once-a-year customers, on vacation or hosting visiting friends or relatives.

Employees

    First Entertainment Holding Corp.


     Currently, we employ three executives. We contract the accounting, management information systems and administrative functions to a company owned by Douglas Olson, our President and one of our directors, and to other independent consultants.

    Radio Station


     The radio station employs approximately eight full-time employees and five part-time employees. The full-time employees, are engaged mainly in the administrative radio operations and sales. The part-time employees are engaged in the on-air activities as on-air personalities.


    Live Entertainment

     This division has five full-time employees and approximately 26 part-time employees. Full-time employees are management staff and part-time employees are waitresses, bartenders, and door personnel.

    Internet

     This division has eight full-time employees and one part-time employee. This division also uses independent contractors, primarily for web site development and maintenance and content development.

Description of Property

    First Entertainment Holding Corp.


     Our executive offices are located at 5495 Marion Street, Denver, Colorado 80216. This space is provided to us by Creative Business Services as part of the arrangement between Creative Business Services described in "Transactions Between The Company And Related Parties". In August 1998, we subleased our prior executive office space in an effort to further reduce our operating overhead. We have not been relieved of our obligation as the primary lessee under our prior office lease as a result of the sub-lease. The primary lease expires in August 2002 and provides for monthly rent of $6,824.


    Radio Station


     We have facilities in Gillette, Wyoming that house our radio station, 100.7 FM, The Fox. In April 1996, we purchased the land and building which houses the radio station for $300,000 and the land under which the FM tower sits for $125,000.


    Live Entertainment

     Comedy Works Larimer Square leases its premises under the terms of a new 10 year lease, which expires January 31, 2008.


     Lease payments in the first year of the lease term, January 1, 1998 to December 31, 1998, were the total of (1) 8% of gross sales of alcoholic beverages, (2) 6% of gross sales of food related products and (3) 4% of gross sales relating to door admission.


     Lease payments for the period January 1, 1999 to December 31, 2003 are based on percentage rent as computed above but shall not be less than 75% of the average percentage rent paid during the three year period January 1, 1996 to December 31, 1998. Lease payments for the period January 1, 2004 to January 31, 2008 shall not be less than 75% of the average on percentage rent paid during the three year period January 1, 2001 to December 31, 2003. Average annual percentage rent paid during the period January 1, 1996 to December 31, 1998 was $84,140.

     Internet


     Our Internet related businesses are conducted out of offices located at 2500 East Hallandale Beach Blvd., Suite 605, Hallandale, Florida 33009. These offices consist of approximately 2,300 square feet and are leased pursuant to the terms of a 36 month lease which terminates in July 31, 2002. Monthly rent is approximately $1,872.


Legal Proceedings


     We know of no litigation pending, threatened, or contemplated, or unsatisfied judgments against us, or any proceedings of which we or any of our subsidiaries is a party, except as specified below. We know of no legal actions pending or threatened, or judgment entered against any of our officers or directors or any of our subsidiaries in their capacities as such, except as specified below.

     In May 1997, David Spolter and Faige Spolter ("Spolter") filed a lawsuit against us in the Superior Court of the State of California. The plaintiffs alleged various federal and state securities violations and sought recovery of their $75,000 investment plus damages. On July 1, 1998, we entered into a settlement agreement whereby we agreed to pay Spolter $150,000; $25,000 was paid upon execution of the Settlement Agreement and the remaining $125,000 was payable in monthly installments of $5,000 a month until July 15, 1999 at which time all unpaid principal and interest was due and payable. On July 15, 1999, we paid the remaining principal and interest and the note has been paid in full.

     In 1997, Sharon K. Doud filed a civil action against us, A.B. Goldberg and Quality Communications. The lawsuit was filed in the District Court for the Sixth Judicial District of Wyoming (Civil Action No. 21289) and alleged breach of contract, fraud and misrepresentation for failure to convert Class C Convertible Preferred Stock into 91,240 shares of common stock. In April, 1998 a settlement agreement was reached whereby we were required to pay $6,150 in legal fees, issue a promissory note in the principal sum of $125,000 bearing interest at 9.5% per annum due March 31, 1999 and the Class C Convertible Preferred Shares were cancelled. The promissory note and accrued interest were paid in full on April 2, 1999.

     During 1997 and 1998, we, some of our officers and directors and other unrelated parties received requests for information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1997 into various matters. On August 2, 1999, the SEC filed a civil complaint against us and A.B. Goldberg in the U.S. District Court in Denver, Colorado. The SEC alleges in its complaint that we failed to disclose compensation paid to Mr. Goldberg in our 1995 and 1996 annual reports and in a registration statement and our proxy statement filed us in 1997. In response to this allegation, we have disclosed these amounts in the "Executive Compensation" section below. The SEC also alleges that we failed to timely file some of our periodic reports. The SEC sought a permanent injunction against future violations of securities laws by us. On October 22, 1999, we entered into a consent decree with the SEC. Without admitting or denying the allegations made by the SEC, we agreed not to engage in violations of the securities laws in the future. As a result of entering into the consent decree, the civil complaint against us was dismissed. The SEC alleges that Mr. Goldberg received compensation of approximately $350,000 that was not disclosed in our public filings. The SEC alleges that Mr. Goldberg attempted to conceal the compensation by directing the payment of money and stock through his wife, including the issuance of stock that allegedly was not approved by our Board Of Directors. The SEC also alleges that Mr. Goldberg failed to properly disclose his securities holdings in the Company and changes in those holdings. The SEC seeks a permanent injunction, disgorgement, civil money penalties, and an officer and director bar against Mr. Goldberg. Mr. Goldberg has informed us that he intends to vigorously defend the claims made against him.

     Pursuant to an agreement entered into with Balzac, Inc. in April 1997, Balzac Inc. was indebted to us in the amount of $985,000, together with accrued interest. Beginning in April 1997, this amount (which at that time was $1 million) was to be repaid over 40 months at 8% per annum by liquidating a minimum of 25,000 shares of common stock of the Company per quarter up to a maximum of one million shares held by Balzac, Inc. We were to be paid any portion of the sales price per share up to $1.00 and Balzac was to retain any portion of the sales price over $1.00 per share. Any of the one million shares not sold after 40 months were to become our property.

     In February 1999, an involuntary bankruptcy petition was filed against Balzac, Inc. by some of its creditors. The bankruptcy petition was filed in the United States Bankruptcy Court for the Southern District of New York, Case No. 99 B 40646, under Chapter 11 of the Bankruptcy Code. Between March and July 1999, Balzac sold approximately 885,000 shares. The entire $2.06 million of proceeds from those sales are being held by the Bankruptcy Court pending resolution of the various claims for those proceeds.

     In August 1999, Balzac filed an adversary proceeding with the bankruptcy court, Adversary No. 99-2237, claiming that we caused damage to Balzac by failing to register the resale of shares of common stock underlying warrants to be issued to Balzac pursuant to agreements between us and Balzac entered into in April 1997. Balzac sought damages of at least $3,268,356 plus interest thereon. In addition, we filed a counterclaim against Balzac and third party complaints against two of Balzac's executive officers and directors and Alex Brown, Incorporated. In the counterclaim and third party claims, we sought damages from Balzac, Mr. Deutsch and Mr. Spector for tortious interference with contract and bad faith, and for impairing our security interest in the shares held by Balzac that were to be liquidated to pay amounts owed to us. We also sought damages against Alex Brown based on our allegations that Alex Brown, Incorporated interfered with this security interest, as well as breached a trust owed to us in failing to liquidate the shares of the Company owned by Balzac.

     We reached an agreement with Balzac to settle these disputes. Pursuant to this agreement, which has been approved by the Bankruptcy Court, Balzac paid us $358,000 in cash and we issued Balzac options to purchase 200,000 shares of our common stock at $2.00 per share, 310,000 shares of common stock at $1.00 per share, and 65,000 shares of common stock at $1.40 per share. These options expire three years after issuance. The transfer of the shares underlying these options is covered by this prospectus.


Available Information


     In accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the Public Reference Room maintained by the SEC at the following addresses:

     *    450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024
     *    500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511
     *    7 World Trade Center, New York, New York 10048

     Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials we file electronically with the SEC are available at the SEC's Internet web site at http://www.sec.gov.

     This prospectus is part of the Registration Statement on Form SB-2 (together with all amendments and exhibits, referred to as "Registration Statement") under the Securities Act of 1933 that we filed with the SEC. The Registration Statement contains information that is not included in this prospectus.


     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or document filed as an exhibit to the Registration Statement. Each statement concerning a document that is filed as an exhibit is qualified in all respects by reference to the copy of the document filed as an exhibit. For further information with respect to the Company, reference is made to the Registration Statement.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


     The following is a discussion and comparison of our financial condition and results of operations as of and for the year ended December 31, 1998, and as of and for the year ended December 31, 1997. Also included is a similar discussion and comparison as of and for the nine-month periods ended September 30, 1999 and September 30, 1998. These discussions should be read in conjunction with the financial statements, the notes to the financial statements, and the other financial data included elsewhere in this prospectus.



Results of Operations


     The year ended December 31, 1998 compared with the year ended December 31, 1997

     Our net loss decreased from $3,872,000 in 1997 to $782,000 in 1998. This $3,090,000 improvement is due primarily to reduced expenses. Impairment write downs decreased by $1,379,000. Selling, general and administrative expenses decreased by $1,003,000, and loss from continuing operations decreased $701,000.

     Total revenues decreased from $2,324,000 in 1997 to $2.233,000 in 1998, a $91,000 (or 4%) decrease. Live entertainment revenues decreased from $1,390,000 in 1997 to $1,354,000 in 1998. This $36,000 (or 3%) decrease is attributable primarily to admission revenues. Cost of sales - live entertainment decreased from $1,212,000 in 1997 to $1,136,000 in 1998. This $76,000 (or 6%) decrease is primarily attributable to reduced in entertainers' compensation.

     Radio revenues increased from $772,000 in 1997 to $804,000 in 1998. This $32,000 (or 4%) increase is primarily due to increased ad sales. Cost of sales - radio increased from $526,000 in 1997 to $552,000 in 1998. This $25,000 (or 5%)
increase is primarily due to increased labor costs.

     Video sales decreased from $50,000 in 1997 to $0 in 1998. In 1997, we sold our video distribution rights in the U.S. for $50,000.

     Other revenue decreased from $112,000 in 1997 to $75,000 in 1998. The largest component of this $37,000 decrease relates to a buy-out and subsequent sublease of former office space.

     Impairment write downs represent the write down of the Balzac note receivable of $81,000 in 1998 and $902,000 in 1997 to its estimated net realizable value. In 1997, we also wrote down our $558,000 investment in Global Internet to its estimated net realizable value.

     Depreciation and amortization decreased from $141,000 in 1997 to $104,000 in 1998. This $37,000 decrease is primarily due to the increasing proportion of fully depreciated assets.

     Management and administrative fees - affiliate decreased from $240,000 in 1997 to $225,000 in 1998. This $15,000 decrease is due to a reduction in the monthly charges effective September 1, 1998.

     Selling, general and administrative expenses decreased from $1,790,000 in 1997 to $787,000 in 1998. This $1,000,000 decrease is due primarily to a $626,000 reduction in compensation from the issuance of stock options and warrants, a $225,000 reduction in cash and other compensation and consulting fees, and a $52,000 reduction in legal fees.

     Interest expense increased from $95,000 in 1997 to $105,000 in 1998. This $10,000 increase is due primarily to a $61,000 increase in the average outstanding balance of long-term debt.

     The loss from continuing operations results from the January 1998 decision to discontinue the operations of The Best Of As Seen On TV, due to operating losses and lack of working capital to further develop the concept. Accordingly, the assets of The Best Of As Seen On TV were written down to their estimated net realizable value, resulting in a write down of $490,000 in 1997. Revenues from discontinued operations were $54,300 and $174,800 for 1998 and 1997, respectively. Summarized balance sheet data for the discontinued operations as of December 31, 1998 and 1997 is as follows:

                                                            1998         1997
                                                            ----         ----
ASSETS
Cash                                                     $   1,246    $   9,289
Accounts receivable                                                       6,983
Inventory                                                                66,482
Other                                                                       100
Total current assets                                         1,246       82,854
Goodwill
Property, plant and equipment, net                                        8,673
Total Assets                                                 1,246       91,527

LIABILITIES
Current liabilities                                         58,551      144,578
Total Liabilities                                           58,551      144,578
Minority Interest                                                0            0
Net assets (liabilities) of discontinued operations      $ (57,305)   $ (53,051)


     As of the date of this filing, there have been no significant changes to the liability for the periods presented in the accompanying financial statements, nor are there any remaining contingencies, for these discontinued operations.


     The nine months ended September 30, 1999 compared with the nine months ended September 30, 1998


     Our net loss increased from $587,000 in 1998 and to $2,187,000 in 1999. This $1,613,000 increase is primarily the result of higher expenses in two categories. Compensation related to the issuance of common stock options issued for services, and cash compensation, increased $1,260,000. Start up costs and expenses in 1998 of our Internet operations totaled $347,000.

     Total revenues increased from $1,566,000 in 1998 to $1,949,000 in 1999, a $383,000 or (24%) increase. Live entertainment revenue increased by $271,000 due to an increase in attendance. Cost of sales - live entertainment increased from $814,000 in 1998 to $1,111,000 in 1999. The largest component of this $297,000
(or 36%) increase is labor costs and related costs and benefits, including entertainers' salaries of.

     Radio revenue increased from $587,000 in 1998 to $619,000 in 1999. This $32,000 (or 5%) increase is primarily the result of an increase in concert income of $12,000 and supersaver advertising income of $11,000. Cost of sales - radio, increased from $418,000 in 1998 to $444,000 in 1999. This $26,000 (or 6%)
increase is consistent with the 5% increase in radio revenues.

     Other income was $37,000 in 1998 and $106,000 in 1999. This $69,000
increase is the result of sub-lease income that commenced September 1998.

     We commenced our Internet division on June 28,1999 and for the quarter ended September 30, 1999 this division has focused on putting together a team of Internet engineers, programmers, web site developers, content developers, and sales and marketing staff, as well as establishing strategic relationships with e-commerce partners, traffic partners and content development. Costs and expenses for the period ended September 30, 1999 for the Internet division totaling $347,000 are comprised of $170,000 in advertising, $124,000 in salaries and contract labor, $14,000 in recruiting fees and $39,000 in other operating costs.

     The goal of this division is to continue to expand the multimedia Internet entertainment through the exploitation of our existing assets in an Internet model, in addition to the growth of our retail website development, advertising, marketing, rich media development, e-commerce and syndicated affiliate programs. In addition, we are constantly identifying companies with compatible Internet e-commerce and for rich media development capabilities or business models that through strategic alliances, mergers or acquisitions, could help us reach our ultimate goal much sooner.

     We have not yet completed a full analysis of the working capital needed to develop the Internet business. Working capital needs include retail website, development, advertising and marketing, rich media development, affiliate program development and e-commerce development. Currently, working capital is not sufficient to fund the Internet division and its needs for additional staff for the next year. We have been issuing stock to Internet division employees and consultants to fund salaries, wages and consulting fees thereby reducing the requirement for working capital.

     Depreciation and amortization increased from $75,000 in 1998 to $92,000 in 1999. This $17,000 (or 23%) increase is primarily due to additions to property and equipment of $160,000 for 1999. In February 1999 the comedy club completed a $150,000 remodeling project. The remodeling costs are being amortized over the nine year life of the lease.

     Management and administrative fees - affiliate decreased from $182,000 in 1998 to $116,000 in 1999. This $66,000 (or 36%) decrease is due to a reduction in the monthly charges effective September 1, 1998. The monthly charges increased to $22,000 per month effective August 1, 1999.

     General and administrative costs increased from $551,000 in 1998 to $1,898,000 in 1999. This $1,347,000 increase is primarily attributable to an increase in compensation costs of $1,029,000 associated with options issued during 1999 accounted for in accordance with SFAS 123 and APB 25. Additionally, common stock issued for services increased by $230,000.

     Interest expense increased from $55,000 in 1998 to $89,000 in 1999. This $34,000 increase is partially the result of an increase in notes payable of $275,000 due to litigation settlements in April and July 1998, and an increase in notes payable of $150,000 in February 1999 associated with leasehold improvements at Comedy Works.


Liquidity and Capital Resources


     As of September 30, 1999, we had a working capital deficit of $1,216,000. Despite a loss of $2,187,000, net cash used in operating activities was only $383,000 primarily due to common stock options granted and common stock issued for services of $1,656,000. We have been able to issue common stock for services thereby reducing the need for working capital.

     Our ability to continue as a going concern will largely depend on our ability to extend existing debt obligations, generate working capital through debt or equity financing and profitable operations. Working capital deficiencies have hindered our ability to fund certain business segments. Working capital is needed to further develop both existing lines of business and new lines of business and the new Internet line of business. The likelihood of obtaining the necessary equity financing is uncertain at this time (see the discussion of recent sales of unregistered securities, below).

     We have been successful for the first nine months ended September 30, 1999 and in 1998 in financing some of our operations through the issuance of common stock in exchange for services. In 1999, we issued 581,584 shares of common stock valued at $627,200 or an average of $1.08 per share. In 1998, we issued

1,169,706 shares of common stock valued at $396,000 or an average of $.34 per share. In February 1998, our common stock was delisted from NASDAQ, which adversely affected the price of the stock for most of 1998. Of the total costs and expenses of $2,079,000 in 1998 and $4,050,000 in 1999, $396,000 was paid in stock in 1998 and $627,200 was paid in stock in 1999. Stock issued as a percentage of revenue was 19% in 1998 and 15% in 1999.

     Commencing with the new lease for the Comedy Works space in Larimer Square in Denver, Colorado, effective January 1, 1998, Comedy Works began a significant remodeling project. The remodeling was completed in February 1999. The total remodeling costs were $300,000 of which $150,000 was paid by the landlord (lessor) as tenant improvements and Comedy Works paid $150,000. The landlord (lessor) has agreed to finance our portion of the remodeling cost payable monthly at 12% per annum over 10 years. The monthly payments are $2,300.

     We paid in full a note payable in the amount of $88,000 that came due in July 1999. We also had a note payable for $125,000 bearing interest at 9.5% with monthly payments of $2,353 that was due October 1999 but was extended by the First National Bank of Gillette to October 2000. Additionally, working capital is needed for marketing the Internet site. Although we have not yet determined the marketing budget, we currently anticipate spending $45,000 on both traditional and Internet advertising. This is in addition to $136,000 spent to market our website on sites operated by Yahoo. We also purchased a radio station in Leeds, South Dakota. The agreement required a $20,000 non-refundable down payment, with the remaining $280,000 payable monthly over 15 years upon the approval of the transfer of the license by the FCC. As of February 10, 2000, all steps, including the expiration of the time for public objections, necessary to transfer the license had been completed. We estimate that we will require approximately $250,000 for construction and equipment to commence operations, which we expect to finance through working capital and equipment leasing or other forms of debt financing.

     We also have increased our staff related to Internet web development, Internet advertising and marketing. The monthly obligation for salaries and overhead is approximately $45,000. First 2 Market, the Internet segment subsidiary, does not yet generate significant revenues and is not expected to be profitable for 1999. In July and September 1999, we entered into marketing/advertising agreements with Yahoo totaling $136,000. Currently, we have limited working capital and do not have sufficient working capital to meet our existing debt obligations and other working capital needs contemplated under the various definitive agreements executed in the first quarter of 1999.

     Through September 30, 1999, we raised $646,875 in private placement equity financing through the sale of common and preferred stock and the exercise of common stock options, but there can be no assurance that we would be successful in raising the additional equity financing needed as contemplated under the letters of intent or the definitive agreements executed in 1999. In some cases, we have not yet completed our due diligence procedures, which include an analysis of the working capital needed. For those letters of intent for which we are still performing due diligence and other evaluation procedures, it is not possible to estimate the working capital needed to consummate these agreements and execute the business plan.

     We completed the offering of 47,067 shares of Class B Convertible Preferred Stock in September 1997 to a limited number of persons pursuant to exemption from registration under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. We received aggregate proceeds of $262,750 in this offering.

     We issued options to purchase 150,000 shares of common stock in December 1996 and January 1997 to two persons pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act. We received proceeds of $75,000 in this offering.

     We issued 16,000 shares of Class B Convertible Preferred Stock to one person in June 1998 pursuant to an exemption from registration under Section 4(2) of the Securities Act. We received proceeds of $45,000 in this transaction.

     We completed an offering of 771,667 shares of common stock to a limited number of offerees in September 1998 pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. We received proceeds of $168,300 in this offering.

     We completed an offering of 280,000 shares of common stock to a limited number of offerees in August 1999 pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. We received total proceeds of $220,000 in this offering.

     At various times during 1999, we issued a total of 1,082,500 shares of common stock to a limited number of persons upon the exercise of stock options previously granted to those persons. The issuance of these shares and the previous grant of the options were made pursuant to exemptions from registration under Section 4(2) of the Securities Act. We received total proceeds of $448,215 in these transactions from the exercise of the options.

     A valuation allowance offsetting our net deferred tax asset has been established to reflect management's evaluation that it is more likely than not that all of the deferred tax assets will not be realized.

     During the period from inception (January 17, 1985) to September 30, 1999, we incurred cumulative net losses of approximately $18,671,000 and, as of September 30, 1999, had an excess of current liabilities over current assets of approximately $1,216,000 and is in default on certain notes payable. These conditions raise substantial doubt about our ability to continue as a going concern. We are dependent upon obtaining additional financing, and/or extending our existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. We have no arrangements in place for such equity or debt financing and no assurance can be given that such financing will be available at all or on terms acceptable to us. Any additional equity or debt financing may involve substantial dilution to the interests of our shareholders as well as warrants and options holders. If we are unable to obtain sufficient funds to satisfy our cash requirements, we may be forced to curtail operations, dispose of assets or seek extended payment terms from our vendors. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     Our plans with regard to the ability to continue as a going concern include continued raising of equity financing in the U.S. and/or international markets, restructuring of its debt obligations and undertaking mergers or acquisitions to improve market share or operational synergies and improving efficiency of operations. There are no assurances that any of these events will occur or that our plan will be successful. We received proceeds from the sale of common and preferred stock of approximately $677,000 through September 30, 1999.

     We do not have sufficient revenues to generate income from operations; therefore, it is necessary for us to increase revenues either by expansion or by acquisition or significantly reduce our operating costs. We have been able to issue stock for management and accounting services, thereby reducing the need for cash to pay for operating expenses. If we were unable to issue stock for services, because there would be no liquidity for the stock, this would have a severe impact upon the Company and its ability to operate. The value of services paid by issuance of stock was approximately $1,656,000 for the nine months ended September 30, 1999. Net cash used in operations was approximately $384,000 for the nine months ended September 30, 1999, unless operations become more profitable, we may not have sufficient cash for use in operations through December 31, 2000.

Year 2000 Compliance


     Year 2000 compliance is the ability of computer hardware and software to respond to the problems posed by the fact that computer programs traditionally have used two digits rather than four digits to define an applicable year. As a consequence, any of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing interruption of operations, including temporary to perform accounting functions and processing credit card payment and delays in the receipt of payments from credit card companies purchasers of oil and gas production, if any. We reviewed our computers and software as well as other equipment that utilize imbedded computer chips, such as cash registers, facsimile machines and telephone systems. No systems have been determined to be Year 2000 Non-Compliant. Substantially all of the internal accounting function has been outsourced to a related party company. We have been assured by the related party company that its accounting software and computers, file servers and other network systems are Year 2000 Compliant and that services should not be interrupted. To date, we have not encountered any Year 2000 problems with our systems or those of our customers and suppliers. In the event we encounter Year 2000 problems, we have identified alternative vendors to supply us and will rely on manual record keeping procedures. We do not believe that the cost of Year 2000 compliance will be material.


Recent Accounting Pronouncements


     In June 1997, FASB issued Statement of Financial Accounting Standards No. 130, entitled "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, entitled "Disclosure about Segments of Enterprise and Related Information" (SFAS 131). SFAS 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive Income is defined to include some changes in equity but not those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. SFAS 131 supersedes Statement of Financial Accounting Standards No. 14, entitled "Financial Reporting for Segments of a Business Enterprise." SFAS 131 revises standards of the way public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing segment performance.

     SFAS 130 and SFAS 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. We adopted SFAS 130 and 131 and restated all prior periods. The adoption of SFAS 130 and 131 did not have a material effect on its results of operations for 1998 and 1997.

     In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosure about Pensions and Other Postretirement Benefits", which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. SFAS No. 132 is effective for years beginning after December 15, 1997 and requires comparative information for earlier years to be restated, unless such information is not readily available. The adoption of this statement had no impact on our financial statements.

     The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. We have not yet determined the effect of SFAS No. 133 on its financial statements.

     The FASB recently issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises" "SFAS No. 134". SFAS No. 134 establishes new reporting standards for some activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of a mortgage banking enterprise. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.


                                   MANAGEMENT


     Our directors and executive officers, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table. Each director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Additional information concerning each of these individuals follows the table.



                                                                    Tenure as Officer
Name                  Age     Position                              or Director
----                  ---     --------                              -----------
Doug Olson            50      President, Chief Operating Office
                              and director                          February 1999 to present

Howard Stern          44      Chief Executive Officer, Chairman
                              of the Board, and director            February 1999 to present

Wende Curtis          35      Secretary                             February 1999 to present

A. B. Goldberg        51      Director                              April 1993 to present

Michael Marsowicz     36      Chief Technology Officer and
                              Director                              August 1999 to present

Philip Puccio         55      Director                              October 1999 to present

William Rubin         38      Director                              November 1998 to present

Daniel Stansky        52      Chief Financial Officer               December 1999


All of the directors' terms expire at the next annual meeting of stockholders or when their successors have been elected and qualified. Our officers serve at the pleasure of the Board of Directors.

     The following sets forth background information concerning the above directors and Executive Officers:

     Douglas Olson has served as our President since August 1999, as Chief Operating Officer since November 1999, and as a director since February 1999. Mr. Olson previously served as our President and a director from March 1993 to February 1995 and as Chief Executive Officer from August 1999 until November 1999. Since February 1995, Mr. Olson has been the President and owner of Creative Business Services, Inc., which provides accounting and management information services. We outsource our accounting function to Creative Business.

     Wende Curtis has served as our Secretary since February 1999. Since June 1993, Ms. Curtis also has served as the President and General Manager of our Comedy Works, Inc. subsidiary. Ms. Curtis received a B.A. degree from Colorado State University, Fort Collins, Colorado, in 1987.

     Abraham "A.B." Goldberg has served as a director since April 1998. From February 1995 until August 1999, he served as President and Chief Executive Officer. Mr. Goldberg previously served as a producer of First Films and as Executive Producer and Financial Consultant since January 1987. Mr. Goldberg served as President of Harvard Financial Group, an independent investment consulting firm, from November 1976 through April 1982. Since April 1982, Mr. Goldberg has consulted with a variety of businesses, including First Films. Mr. Goldberg earned a Bachelor's Degree in Finance from the University of Colorado, Boulder, Colorado in 1969 and attended the University of Denver College of Law.

     Howard Stern has served as a Director since February 1999, as Chairman of the Board since August 1999, and as our Chief Executive Officer since November 1999. He has been in the life insurance business since his junior year in college at the University of Pittsburgh in 1975. A Bronze, Silver and Gold Award winner with Northwestern Mutual, Howard became a provisional applicant to the Million Dollar Round Table at the age of 21. He became a Life and Qualifying Member in 1994 and has consistently qualified for the Top of the Table for the last five years.

     In July 1993, Mr. Stern joined The New York Life Insurance Company where he was extremely active in product development. He also was a charter member of New York Life's Chairman's Cabinet.


     Mr. Stern achieved the position of Council Vice President in 1997, finishing second among all New York Life agents nationally, and in 1998 became Council President. Mr. Stern was a 1998 faculty member of NYLIC University's "Leader For Life" Program.

     On October 8, 1998, Mr. Stern ended his relationship with the New York
Life Insurance Company and signed a Career Agent's contract with MassMutual Life Insurance Company.

     Mr. Stern has served as a consultant to several life insurance companies, both domestically and abroad, on the development of Variable Products marketing and training, and has been a featured speaker at industry functions. He is a member of the Advanced Association of Life Underwriters (AALU), National Association of Life Underwriters (NALU), Broward County Life Underwriters, and a member of the American Society of CLUs, (BCLUA).


     Mr. Stern is a panel member of the National Association of Securities Dealers (NASD) Arbitration Board. He currently is licensed in 20 states for the sale of Life Insurance and Variable Products. He is an approved insurance continuing education instructor in 48 states and in 1998 taught 8 classes nationally for the American College.

     William "Bill" Rubin has served as a director since November 1998. He has been a commercial loan officer for Enterprise Social Investment Corporation since 1992, and has served as a vice president with various financial institutions. Mr. Rubin's responsibilities included underwriting and originating construction and real estate current employment loans, workout and restructuring of real estate loans, and management of loan portfolios in excess of $150 million. Mr. Rubin earned a BBA in Finance and Accounting from Southern Methodist University in 1983. Mr. Rubin serves as a director for Assets Management.

     Michael Marsowicz has served as our Chief Technology Officer since July 1999 and as a director since August 1999. During 1998 and 1999, Mr. Marsowicz served as Chief Technology Officer for Maxnet, Inc., Virtual Financial Holdings, and the Presentation Network, all of which were involved in the technology industry. From 1995 until 1998, Mr. Marsowicz was the Chief Technology Officer of Net Health Care. Mr. Marsowicz previously served in technical support positions at New York Life from 1993 until 1995.

     Philip Puccio has served as a director since October 1999. Mr. Puccio also serves as President and Chief Executive Officer of Coleman and Company Securities, Inc., where his responsibilities include complete management of that firm and all its personnel. Mr. Puccio has been engaged in the securities industry for over 30 years. From 1975 until 1985, Mr. Puccio served a director and Executive Vice President at Drexel, Burnham, Lambert and Company. From 1985 until 1989, Mr. Puccio served as Managing Director of World Wide Sales and Equity Trading for Dillon, Read and Co. From 1989 until 1991, Mr. Puccio served as Managing Director and Senior Vice President of World Wide Sales and Trading for Prudential Securities, Inc. In 1991, Mr. Puccio retired from active management and became a consultant to brokerage firms that required expertise in developing trading and sales divisions. Mr. Puccio retired from the securities industry in 1994 and devoted himself to managing personal and outside capital until accepting his current position with Coleman and Company Securities, Inc. in early 1998.

     Daniel Stansky has served as chief Financial Officer since December 1999. During 1998 and 1999, Mr. Stansky served as Chief Operating Officer and Chief Financial Officer of Summus, Ltd., a technology development firm known for wavelet based image identification and data compression solutions. From 1995 until 1998, Mr. Stansky was Vice President Finance/IT of Anchor Continental, Inc. a wholly owned subsidiary of Coating Technologies International, Inc. Prior to Anchor Continental, Mr. Stansky held financial management positions with Rogers Corporation, Armour Dial Cororation, and Marathon Oil. Mr. Stansky holds an MBA from the University of Michigan and a BS in Economics from the University of Pennsylvania's Wharton School.

     No family relationship exists between or among any of the persons named above. None of our directors are directors of any other company that has a class of equity securities registered under, or required to file reports pursuant to,
Section 15(d) of the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934, or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any of the named directors or officers and any other persons pursuant to which any director or officer was selected or nominated as a director or officer.


                             EXECUTIVE COMPENSATION

Summary Compensation Table


     The following table sets forth in summary form the compensation received during each of the last three completed years by our former Chief Executive Officer . No other executive officer's compensation exceeded $100,000 during the year ended December 31, 1998 (the "Named Executive Officers"). The figures in the following table are for fiscal years ended December 31, 1998, 1997, and 1996:



                                        Summary Compensation Table

                                                                                           Long Term Compensation
                                                                                           ----------------------

                                                                                             Awards                Payouts
                                                                                             ------                -------
                                                                                              Securities
                                                                                  Restricted  Underlying                  All Other
Name and                                                       Other Annual        Stock        Options       LTIP      Compensation
Principal Position      Fiscal Year    Salary($)  Bonus $)(1) Compensation($)(2)  Award(s)($)  SARs(#)(3)  Payouts($)(4)   ($)(5)
------------------------------------------------------------------------------------------------------------------------------------
Abraham B. Goldberg(6)     1998         $14,500     -0-           -0-                -0-         -0-            -0-         -0-
Former Chairman            1997         $24,000     -0-       $47,500(7),        $76,500(8)      -0-            -0-       $47,550
of the Board               1996         $24,000     -0-       $72,000(7)             -0-         -0-            -0-       $84,000


     (1) The dollar value of bonus (cash and non-cash) paid during the year indicated.

     (2) Consists of compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.


     (3) The sum of the number of shares of common stock to be received upon the exercise of all stock options granted.

     (4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

     (5) The amounts shown in this column represent amounts that are alleged by the SEC to be compensation for Mr. Goldberg in the lawsuit described in the "Legal Proceedings" section of this prospectus. The amounts alleged by the SEC to constitute compensation include the following:
          (a) a total of $148,300 alleged to have been paid by Creative Business to Munchkintown, a company owned by Mr. Goldberg's wife, including approximately $30,000 alleged to have been paid in 1995, approximately $72,000 alleged to have been paid in 1996, and approximately $46,300 alleged to have been paid in 1997, and (b) payments alleged to have been made by Michael Payne to Mr. Goldberg through Munchkintown of $42,300 in May 1995 and $21,671 made in July 1995. Other amounts alleged to have been paid to Mr. Goldberg in the SEC complaint are included under the headings "Other Annual Compensation" and "Restricted Stock Awards" and are described in footnotes (7) and (8), respectively, below. In addition to the amounts shown in the above table, the SEC alleged in its complaint that the Company failed to disclose as compensation total payments of $73,971.25 from Michael Payne to Mr. Goldberg through Munchkintown in 1995 and a payment of $1,500 to Mr. Goldberg through Munchkintown by Foremont, Inc. in 1995.

     (6) Mr. Goldberg resigned from his positions as President, Chief Executive Officer and Chairman Of The Board on August 9, 1999. At that time, Douglas Olson was elected President and Chief Executive Officer and Howard Stern was elected as Chairman Of The Board. Mr. Stern was elected as Chief Executive Officer in November 1999.

     (7) Includes payments to Mr. Goldberg's wife and an entity owned by Mr. Goldberg's wife in the amount of $5,500 for 1997 and $12,000 for 1996. See below, "Transactions Between The Company And Related Parties".

     (8) Consists of the value of common stock transferred to NMG, LLC, which is owned by Mr. Goldberg's wife. See below "Transactions Between The Company and Related Parties".

     From time to time, we have granted shares of our common stock as additional compensation to its officers and key employees for their services, as determined by the Company's Board of Directors. During 1998 and 1997, no shares were granted to officers or key employees.

     As of December 31, 1998, we had no group life, health, hospitalization, medical reimbursement or relocation plans in effect which discriminate, in scope, terms, or operation, in favor of our officers or directors and that are not generally available to all salaried employees. Further, we have no pension plans or plans or agreements which provide compensation in the event of termination of employment or change in control.


Employee Retirement Plans, Long-Term Incentive Plans, and Pension Plans

     Other than our stock option plans, we have no employee retirement plan, pension plan, or long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

Compensation of Directors


     During the year ended December 31, 1998, no compensation was paid to our directors. We reimburse directors for out-of-pocket expenses incurred by them in connection with our business.


Employment Contracts And Termination Of Employment And Change-In-Control
   Arrangements


     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control.

Option Grants


     On March 11, 1999, we issued options to our directors and some consultants to purchase 1,000,000 shares of common stock at $.21 per share until March 11, 2002, which vested immediately. In addition, contingent options for a total of 950,000 shares were issued to directors if an Internet gaming licensing agreement was executed with Starnet Communications and a definitive software licensing agreement was executed with Global Games Holdings. These agreements were subsequently executed. Options earned from the March 11, 1999 issuance are as follows:

     *    A.B. Goldberg - 1,000,000
     *    Doug Olson - 250,000
     *    Howard Stern - 250,000
     *    Bill Rubin - 250,000

     On September 14, 1999, the Board of Directors determined to reduce the number of shares that may be purchased pursuant to these options granted to our directors by 875,000. Mr. Goldberg opposed this resolution of the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's position that we do not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options. On November 17, 1999, the Board clarified its option cancellation of September 14, 1999 based on the fact that both of the agreements for which the cancelled options had been granted either had been or would be cancelled without having resulted in any business for the Company. Mr. Goldberg's counsel also objected to and denied the effectiveness of this action. In October 1999, a committee of the Board, based on information contained in the SEC's complaint described above in "The Company
- Legal Proceedings" that was not available to the Board in March 1999, cancelled the remainder of the options granted to Mr. Goldberg in March 1999. See "Transactions Between The Company And Related Parties".

     At the meeting of the Board of Directors held on March 18, 1999, the Board approved the issuance of options to purchase common stock for each of our directors, as well as a consultant to the Company. The options are exercisable at a price of $.53 per share until March 18, 2002. Options to purchase an aggregate of 1,200,000 shares were issued. The options are contingent upon our common stock trading at a price of at least $1 per share on December 31, 1999. In September 1999, the of directors determined to cancel all these options. Mr. Goldberg opposed this resolution of the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's position that the Company does not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options. Our common stock did not trade at a price of at least $1 per share on December 31, 1999 so that these options have terminated.

     In May 1999, we granted options to purchase 750,000 shares to each of our directors. 250,000 of these options become exercisable on each of January 1, 2000, 2001 and 2002 if the recipient continues to be a director on those respective dates. These options are exercisable at a price of $1.34 per share until January 1, 2005. In July, 1999, the Board agreed that the 250,000 options issued to Mr. Goldberg that were to become exercisable on January 1, 2000 would become exercisable immediately. In October 1999, a committee of the Board, based on information contained in the SEC's complaint described above in "The Company
- Legal Proceedings" that was not available to the Board in July 1999, determined that the options to purchase 250,000 shares that were allowed to vest in July 1999 should not have been allowed to vest. Because Mr. Goldberg was a director on January 1, 2000, these options currently are treated by the Company as vested. See "Transactions Between The Company And Related Parties". On January 4, 2000, we cancelled the options granted to directors in May 1999 in exchange for options to purchase 50,000 shares until January 4, 2003. These options are exercisable at $.61 per share, which was the closing bid price on the date of grant. Mr. Rubin and Mr. Puccio agreed to this exchange. Mr. Goldberg has not agreed.

     Also on January 4, 2000, we approved grants of options to purchase 250,000 shares for $.61 per share to each officer who also is a director. The recipients of these options were Howard Stern, Douglas Olson and Michael Marsowicz. These options expire on January 4, 2005. These options become exercisable as follows:

    Shares Becoming Exercisable                         Triggering Event
    ---------------------------                         ----------------
             *  50,000                   When the average closing price of th
                                         common stock is at least $2.25 for 10
                                         consecutive business days.
             *  75,000                   When the Company achieves annual
                                         revenues of $4.25 million.
             * 125,000                   When the Company achieves earnings per
                                         share of $.05.


     Also on January 4, 2000, we approved grants of options to purchase 187,500 shares for $.61 per share to each of Daniel Stansky, our Chief Financial Officer, and Robert Fuchs, our marketing director. These options expire on January 4, 2005. These options are exercisable as follows:

    Shares Becoming Exercisable                            Triggering Event
    ---------------------------                            ----------------
             * 37,500 When the average closing price of the common stock is at least $2.25 for 10 consecutive business days.
             * 56,250                      When the Company achieves annual
                                           revenues of $4.25 million.
             * 93,750                      When the Company achieves earnings
                                           per share of $.05.

     On January 4, 2000, we also rescinded option grants previously made in July 1999 to Wende Curtis, our Secretary, and another employee. The rescinded options were each for 25,000 shares at $1.59 per share until July 1, 2004. These options were replaced with new options to purchase 50,000 shares for $.61 per share for three years.

     All the options terminated and replaced in January 2000 were made with the acceptance of the option holders, except that Mr. Goldberg objects to any termination of his options.

     On January 4, 2000, we approved options for our officers that become exercisable only in the event of a change-in-control of the Company. These options are exercisable for $.61 per share, which was the closing bid price for our common stock on January 4, 2000. These options were granted as follows:

         *   Howard Stern - 750,000
         *   Douglas Olson - 750,000
         *   Michael  Marsowicz - 750,000
         *   Daniel Stansky - 562,500
         *   Robert Fuchs - 562,500

     On January 25, 2000, we approved grants of options for 75,000 shares to each of Mr. Stern, Mr. Olson and Mr. Marsowicz and options to purchase 56,250 shares to each of Mr. Stansky and Mr. Fuchs. These options are in effect until January 25, 2005. The exercise price for these options is $1.33 per share, which was the closing bid price for the common stock on January 25, 2000. These options become exercisable only if our common stock trades at a price of $4.50 or higher for 10 consecutive business days between January 25, 2000 and July 1, 2001.

     Also on January 25, 2000, we approved the grant of options to purchase 100,000 shares to William Rubin, an outside director. These options become exercisable at the rate of 25,000 shares per quarter during 2000. The exercise price is $1.33 per share.


                         BENEFICIAL OWNERS OF SECURITIES


     The following table sets forth information regarding ownership of the common stock as of February 10, 2000 by: (1) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock; (2) each director; and (3) all executive officers and directors as a group.


Name and Address                         Beneficial                  Percent
of Beneficial Owner                      Ownership (1)               of Class
-------------------                      -------------               --------


A. B. Goldberg                           1,150,000 (2)                 8.2%
2805 East Long Court
Littleton, CO 80121

Doug Olson                               701,966 (3)(4)                5.4%
5495 Marion Street
Denver, CO 80216

Howard Stern                             175,099 (3)                  1.3%
500 Corporate Drive
Suite 200
Ft. Lauderdale, FL 33334-3603

William Rubin                            125,000 (3)                   *
313 East Fort Ave.
Baltimore, MD 21230

Michael Marsowicz                        375,000 (3)(5)                2.8%
2500 E. Hallandale Beach Blvd.
Hallandale, FL  33009

Philip C. Puccio                         550,000 (6)                   4.1%
c/o Coleman and Company Securities, Inc.
575 Lexington Avenue
New York, NY  10022

Officers and Directors                   2,543,750 (2)(3)(4)(5)(6)     20.8%
   as a Group (8 persons)



Global Casinos, Inc.                     1,500,000 (8)                 10.4%
5373 N. Union Blvd., Suite 100
Colorado Springs, CO  80918

*        Less than one percent.

(1) "Beneficial Ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.


(2) A.B. Goldberg is a director of the Company. Consists of the following: options to purchase 900,000 shares for $.21 per share until March 11, 2002 that the Board Of Directors has cancelled but that Mr. Goldberg asserts are still exercisable, and options to purchase 250,000 shares for $1.34 per share until January 1, 2005 that became exercisable on January 1, 2000. These transactions are described in the "Executive Compensation" Option Grants" and "Transactions Between The Company And Related Parties" sections of this prospectus. All Forms 4 and 5 required to be filed for Changes in Beneficial Ownership and Annual Statement of Beneficial Ownership have not been filed by this director.

(3) Includes or consists of options to purchase 50,000 shares for $.61 per share until January 4, 2005 if the Company achieves an average closing common stock price of $2.25 per share for 10 consecutive business days and options to purchase an additional 75,000 shares for $1.68 per share until January 25, 2005 if the common stock trades at $4.50 per share for 10 consecutive business days.

(4) Includes shares personally owned by Doug Olson, President, Chief Executive Officer and a director, and shares owned of record by Creative Business Services, Inc. Mr. Olson is the President and sole stockholder of Creative Business. Also includes 2,000 shares owned by a company that is 40% owned by Mr. Olson and for which he serves as a director.


(5) Includes currently exercisable options to purchase 250,000 shares for $.75 per share until October 10, 2001.


(6) Includes options to purchase 50,000 shares for $.61 per share until January 4, 2003. Also includes 500,000 shares underlying options owned by Coleman and Company Securities, Inc. to purchase common stock for $.875 per share until July 7, 2004. Phillip C. Puccio, a director of the Company, is the President of Coleman and Company Securities, Inc. These options were issued to Coleman and Company Securities, Inc. as consideration for investment banking services provided to the Company.

(7) Also includes 29,349 shares and options to purchase 50,000 shares held by Wende Curtis, Secretary, and options to purchase 93,750 shares held by Daniel Stansky, Chief Financial Officer.

(8) Consists of currently exercisable warrants to purchase 1,500,000 shares of common stock at $1.00 per share.


Compliance with Section 16


     Forms 4 and 5 required to be filed for Changes in Beneficial Ownership and Annual Statement of Beneficial Ownership have not been timely filed by A.B. Goldberg, a director of the Company, and by Nicholas Catalano and Theodore Jacobs, who resigned as directors in August 1998.

              TRANSACTIONS BETWEEN THE COMPANY AND RELATED PARTIES


     Commencing April 1995, we contracted out substantially all our administrative, management and accounting functions to Creative Business Services, Inc.. Creative Business is wholly-owned by Douglas R. Olson, our President and a director. Monthly fees for such services were $21,000 for the period January 1, 1997 through August 31, 1998, and thereafter the fees were reduced to $14,000 per month through July 1999. Commencing August 1999, the fees were increased to $21,000 per month due to our increased activities. These are paid in cash or shares of common stock based on market prices. Total annual fees paid by cash and by the issuance of common stock for 1998 and 1997 were $225,000 and $252,000, respectively, with the 1997 figure consisted of 329,000 shares of common stock and no cash and the 1998 figure consisted of 339,766 shares and $37,526 in cash.

     In July 1997, we acquired 100,000 shares of common stock of The Best Of As Seen On TV from NMG, LLC, an entity owned by the wife of A.B. Goldberg, a director and former president of the Company, in exchange for 100,000 shares of common stock. The 100,000 shares of the common stock were used by Mr. Goldberg and his wife to settle a lawsuit against them and other defendants, including Mr. Goldberg's mother. The value of the common stock issued to NMG, LLC of $50,000 has been classified as officer compensation in the accompanying consolidated statements of operations included in the "Financial Statements" section of this prospectus.

     Consulting fees were paid to the wife of A.B. Goldberg for the year ended December 31, 1997 in the amount of $5,500. The amounts paid to the wife of A.B. Goldberg have been classified under officer compensation in the consolidated statements of operations included in the "Financial Statements" section of this prospectus and in the Summary Compensation Table included in the "Executive Compensation" section of this prospectus.

     Our Internet related businesses are conducted through our First 2 Market, Inc. subsidiary. All That Media, Inc., which was acquired by us in June 1999, was merged into First 2 Market, Inc. in June 1999. At the time it was acquired by us, All That Media was a newly-formed company that specialized in intellectual property development, Internet portal development and Internet advertising. We issued an option to purchase a total of 500,000 shares of common stock for $.75 per share until October 10, 2001 to the stockholders of All That Media for all the outstanding stock of All That Media. Michael Marsowicz, the President and 50 percent owner of All That Media, received 250,000 of these options. Mr. Marsowicz subsequently was elected as our Chief Technology Officer in July 1999 and as a director in August 1999.

     On July 7, 1999, we entered into an agreement with Coleman And Company Securities, Inc. pursuant to which Coleman agreed to act as our exclusive investment advisor, exclusive private placement agent and exclusive investment banker. This agreement has a term of 12 months. As compensation, we agreed to pay Coleman a total of $40,000 and to issue Coleman options to purchase 500,000 shares of common stock at a purchase price of $.875 per share at any time during the five-year period commencing on July 7, 1999. We granted Coleman registration rights concerning the transfer of the shares of common stock that may be issued upon the exercise of these warrants. We also agreed to pay Coleman an amount equal to 10% of the funds raised by Coleman, a three percent non-accountable expense allowance with respect to those funds, and placement agent warrants with an exercise price no more favorable than that given to investors in any private placement transaction in which Coleman participates equal to 10 percent of the amount of equity raised by Coleman. In addition, if we enter into a merger acquisition or sale transaction with the party introduced by Coleman, we agree to pay Coleman five percent of the first $2,000,000 of value of that transaction, four percent of the following $2,000,000 of value, three percent of the following $2,000,000 of value, two percent of the following $2,000,000 of value, and one percent of the balance of the value of the transaction. We also agreed to pay Coleman an amount equal to 10 percent of the amount raised by us from financing sources introduced by Coleman to us if those amounts are raised within 24 months after the introduction. We granted Coleman a right of first refusal to undertake any financing on behalf of the Company within the term of the agreement. In September 1999, subsequent to entering into the agreement with Coleman, we elected Philip C. Puccio as a director. Mr. Puccio is the President and Chief Executive Officer of Coleman.

     The Board believes that the terms of the related party transactions described above were as far as those that we could have obtained from unrelated third parties in arms-length transactions.

     On October 7, 1999, the Board Of Directors established a Related Parties Transactions Committee primarily for the purpose of dealing with issues between the Company and Mr. A.B. Goldberg concerning prior grants of options as described above under "Executive Compensation - Option Grants" and related to reimbursement of Mr. Goldberg's expenses to defend against the SEC's complaint described under "The Company - Legal Proceedings." Mr. Goldberg is a director of the Company. From February 1995 until August 9, 1999, Mr. Goldberg was our Chief Executive Officer. The Related Parties Transactions Committee consists of four directors.

     The Related Parties Transactions Committee held a meeting on October 7, 1999 and determined, among other matters, that all outstanding stock options previously granted to Mr. Goldberg are null and void and/or cancelled. As indicated under "Executive Compensation-Option Grants", we previously cancelled, on a pro rata basis, certain stock options previously granted to Mr. Goldberg and the other directors of the Company (the "Prior Cancellations"). At that time, Mr. Goldberg's counsel informed us that Mr. Goldberg does not intend to relinquish those stock options even though the other directors all indicated their intent to do so. We anticipate that Mr. Goldberg may elect to litigate with us concerning the Prior Cancellations as well as the stock options cancelled by the Related Parties Transactions Committee.


                            DESCRIPTION OF SECURITIES


     Our authorized stock consists of 50,000,000 authorized shares of common stock, 12,866,847 shares of which were outstanding as of February 10, 2000; and 5,000,000 authorized shares of Preferred Stock, consisting of 1,500,000 shares of Class A Preferred Stock; 1,000,000 shares of Class B Preferred Stock; and 1,000,000 shares of Class C Preferred Stock. A total of 10,689 Class A Preferred Stock, no Class B Preferred Stock, and no Class C Preferred Stock were issued and outstanding as of February 10, 2000.

     There are no preemptive rights with respect to any of our capital stock.


Common Stock


     Each share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the stockholders, including the election of directors. The holders of common stock:

* have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors

* are entitled to share ratably in all of the assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up of our affairs

*    do not have preemptive rights or redemption rights

* are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

Preferred Stock


     A total of 1,500,000 shares of our Preferred Stock has been designated Class "A" 7% Cumulative, Non-Participating, Convertible Preferred Stock. The Class A Stock has a 7% dividend and we were required to redeem the 10,689 outstanding shares of Class A Stock on November 18, 1996 at a price of $1.00 per share. We have not yet redeemed the Class A Stock and the holders have not made a demand for redemption. The Class A Stock is convertible into common shares at the rate of two shares of common stock for every share of Class A Stock. The rights of Class A Stock are superior to all other Preferred Stock.

     A total of 1,000,000 shares of our Preferred Stock has been designated Class "B" 6% Cumulative Preferred Stock. The Class B Stock provides for a dividend, payable quarterly if and when declared, and is redeemable by the Company at face value and convertible into common shares at the option of the holder at a rate determined by the Board Of Directors. The rights of Class B Preferred Stock are subordinate to Class A Preferred Stock.

     A total of 1,000,000 shares of Preferred Stock has been designated Class "C" Convertible non-dividend Preferred Stock. The Class C Preferred Stock is convertible into common stock at a conversion price per share of Class C preferred stock equal to the average previous 30-day bid price of the common stock on the date of conversion. The rights of Class C preferred stock are subordinate to Class A and Class B Preferred Stock.


Transfer Agent and Registrar


     The transfer agent for our common stock is American Securities Transfer and Trust, Incorporated, 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228. The telephone number is (303) 986-5400. We serve as transfer agent for our Preferred Shares.


                      INACTIVE TRADING OF THE COMMON STOCK


     Although the common stock is publicly held, there historically has not been an active trading market for the common stock. The risks of an inactive trading market are described in "Risk Factors - There is limited liquidity for our shares."


     To the extent that there is trading in the common stock, of which there is no assurance, the common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board. It is not quoted on the Nasdaq stock market system or any exchange. The closing sale price for the common stock on February 9, 2000 was $1.34 It should be assumed that even with this OTC Bulletin Board price quote, there is an extremely limited trading market - and very little liquidity - for the common stock

               SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION .


     This prospectus concerns the transfer by the selling stockholders of up to 1,907,692 shares of common stock. These shares consist of the following:

     * Up to 703,846 shares of common stock purchased by selling stockholders in private placement transactions and upon the exercise of stock options and warrants.

     * Up to 1,203,846 shares of common stock that may be issued to selling stockholders when they exercise outstanding stock options and warrants.

     The selling stockholders may transfer their common stock at the prices that they are able to obtain in the market or in negotiated transactions. We will not receive any proceeds from the transfer of the common stock by the selling stockholders.

     It is anticipated that the selling stockholders will offer the common stock in direct sales to private persons and in open market transactions. The selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts or other compensation by the selling stockholders. The selling stockholders also may pledge as collateral for loans the common stock to be issued upon conversion of those securities. This prospectus may be used by the lender who receives the pledge of those securities to sell shares of common stock if a loan is not repaid. The selling stockholders have informed us that they have not entered into any underwriting arrangement or other agreements with brokers to transfer any or all of the common stock offered under this prospectus.

     The following table sets forth the name of each selling stockholder, the number of shares of common stock held by the selling stockholders before this offering (including shares issuable upon exercise of optional), the number of shares of common stock to be sold by the selling stockholders, and the number of shares owned by the selling stockholders after this offering. For additional information concerning the beneficial ownership of shares by some of the selling stockholders, see "Beneficial Owners Of Securities".

                        Number Of Shares Of                        Number Of
                        Common Stock Owned     Number of Shares    Shares Owned
Name                    Before Offering(1)     To Be Offered(2)   After Offering
----                    ------------------     ----------------   --------------

Neil Berman                 320,000                300,00           20,000
Balzac, Inc.                575,100(3)             575,000 (3)         100
Jeff Trilling                75,000                 75,000           -0-
Greg Welch                   75,000                 75,000           -0-
James Wexler                100,000                100,000           -0-
John Raybin                  25,000(4)              25,000(4)        -0-
Michael Marsowicz           375,000                175,000(5)      200,000
Robert Fuchs                100,000(5)             100,000(5)        -0-
David Fuchs                  12,500(5)              12,500(5)        -0-
Kenny Gillis                 12,500(5)              12,500(5)        -0-
Ron Ratner                   75,000(5)              75,000(6)        -0-
Ed Arioli                    75,000(5)              75,000(6)        -0-
Arthur Vogel                307,692(7)             307,692(7)        -0-
TOTALS                    1,127,792              1,907,692         220,100



---------

(1) The number of shares owned before the offering includes all shares underlying options, even if not currently exercisable.


(2) The number of shares of common stock to be sold assumes that the selling stockholders sell all the shares of common stock being registered.

(3) Includes 310,000 shares underlying warrants to purchase common stock for $1.00 per share for three years, an additional 65,000 shares underlying warrants to purchase common stock for $1.40 per share for three years, and an additional 200,000 shares underlying warrants to purchase common stock for $2.00 per share for three years. These warrants are to be issued pursuant to a settlement agreement with Balzac as described above under "The Company - Legal Proceedings".

(4) Consists of 25,000 shares underlying options to purchase common stock for $1.0312 per share until October 14, 2009.

(5) Includes shares underlying options to purchase common stock for $.75 per share until October 10, 2001.

(6) Consists of shares underlying options to purchase common stock for $1.03 per share until June 28, 2002.

(7) Includes 153,846 shares underlying warrants to purchase common stock for $.65 per share until February 7, 2002.


Relationships of Selling Stockholders to the Company


     The following is a summary of the relationships of some of the selling stockholders to the Company:

     * Michael Marsowicz. We are registering the transfer of 175,000 shares of common stock that may be issued to Michael Marsowicz if he exercises stock options. These options are exercisable for $.75 per share until October 1, 2001. These options are a portion of the total of 250,000 options received by Mr. Marsowicz when he sold his 50% interest in All That Media to us in June 1999. At the time of the sale, Mr. Marsowicz was the President and a 50% owner of All That Media. Mr. Marsowicz subsequently was elected to our Board of Directors in August 1999 and as Chief Technology Officer in July 1999.

     * Robert Fuchs. We are registering the transfer of 100,000 shares of common stock underlying options issued to Robert Fuchs in June 1999. These options are a portion of the 250,000 options issued to Mr. Fuchs for his 50% interest in All That Media. These options are exercisable at $.75 per share until October 10, 2001. Mr. Fuchs was a director and 50% owner of All That Media at the time of the sale. Mr. Fuchs transferred options to purchase 25,000 shares to David Fuchs, his brother and a former employee of All That Media.We are registering the transfer of 12,500 shares underlying these options by David
          Fuchs. Mr. Fuchs also transferred options to purchase 25,000 shares to Kenny Gillis, a former employee of All That Media. We are registering the transfer of 12,500 underlying these options by Mr. Gillis.

     * Ron Ratner. We are registering the transfer of 75,000 shares by Ron Ratner. These shares may be issued upon the exercise of options issued to Mr. Ratner in June 1999 to purchase his 50% interest in EDRON Associates, Inc. These options are exercisable at $1.03 per share until June 28, 2002. Mr. Ratner was the 50% owner and Vice President of EDRON at the time of the sale.

     * Ed Arioli. We are registering the transfer of 75,000 shares by Ed Arioli. These shares may be issued upon the exercise of options issued to Mr. Arioli in June 1999 to purchase his 50% interest in EDRON Associates, Inc. These options are exercisable at $1.03 per share until June 28, 2002. Mr. Arioli was the 50% owner and President of EDRON at the time of the sale.

                                RESCISSION OFFER


     We will use this prospectus to make a rescission offer to five persons (the "Rescission Offerees") who were inadvertently issued shares in excess of those registered on a prior registration statement on Form S-8.

     Reason. In December 1997, we registered the issuance of up to 500,000 shares of common stock to employees and consultants. This registration was accomplished by filing a registration statement on Form S-8 with the SEC. Through clerical errors and oversight, we inadvertently issued 441,650 more shares (the "Overage Shares") than were registered on that Form S-8. These shares were issued to the Rescission Offerees at various rates from $.20 to $.69 per share in consideration of services provided to us in the total amount of $175,205. Although we believe that exemptions from registration may be available with respect to the issuance of these shares, the Overage Shares may have been issued in violation of the registration provisions of federal and state securities laws. We are offering to rescind the issuance of the Overage Shares in an attempt to limit potential liability for sales of unregistered securities. We are offering to repurchase the Overage Shares for cash equal to the number of shares being repurchased multiplied by the price at which those shares originally were issued. In addition, we will pay interest at the rate of 8% per year since the date of issuance of the Overage Shares.

     Remedies. Potential remedies available to the Rescission Offerees against us include claims for amounts by which they were damaged as a result of the receipt of securities that were not registered and seeking rescission of the sale of unregistered securities to them. All the Rescission Offerees are Colorado residents. The Rescission Offer has been structured to comply with Colorado's law concerning the rescission of transactions that do not comply with registration or exemption requirements. Colorado law provides that if we did not have a valid exemption for the sale of the Overage Shares we are liable for the following if the Overage Shares are returned to us:

     *   the consideration paid for the Overage Shares
     *   interest at the statutory rate (currently 8%) from the date of payment
     *   costs and reasonable attorneys fees

     If a Rescission Offeree no longer owns the Overage Shares, and we did not have a valid exemption, we are liable for damages equal to the amount the Rescission Offeree would have received had he returned the shares to us less the value of the Overage Shares when they were disposed of and interest at the statutory rate from the date of disposition. Colorado law provides that the recipients of the Overage Shares may not recover damages after the 30-day rescission period expires. We believe that all the Overage Shares that were issued were sold by the Rescission Offerees. Amounts received from the sale of the shares were credited against amounts we owed the Rescission Offerees for services. No amounts are owed to the Rescission Offerees for services they performed for us, so we do not believe any of the Rescission Offerees suffered any damages. As a result, we do not expect to have to pay out any cash to the Rescission Offerees.

     There is no assurance that the SEC or state securities authorities will not pursue fines or penalties against us. The Rescission Offerees will still have a federal cause of action even if we complete the Rescission Offer.

     Duration. The rescission offer will be open for a period of 30 days after delivery of this prospectus to the Rescission Offerees.

     Participation In Rescission Offer. To participate in the Rescission Offer, a Rescission Offeree must give us written notice of his acceptance of the offer within 30 days after receiving this prospectus. The written notice must include the certificate representing the Overage Shares owned by that person and/or evidence of the date on which and the price at which that person sold his Overage Shares. We will determine the amount, if any, owed to that Rescission Offeree and send a check within 15 days of receipt of the notice.


                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION


     Pursuant to Delaware law, our Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. Our Bylaws grant this indemnification to our officers and directors.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                  LEGAL MATTERS


     Patton Boggs LLP, Denver, Colorado, acted as our counsel in connection with this offering, including the validity of the issuance of the securities offered hereby.


                                     EXPERTS


     Our audited financial statements appearing in this prospectus have been examined by Gordon, Hughes & Banks, LLP, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.


               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                              CAUTIONARY STATEMENTS


     This prospectus includes forward-looking statements. All statements other than statements of historical fact included in this prospectus, including without limitation the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion And Analysis Of Financial Condition And Results Of Operations", and "Business And Properties" regarding our financial position, business strategy, plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that these expectations will prove to have been correct.

     Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Risk Factors" section and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              FINANCIAL INFORMATION

               FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES

Index to Consolidated Financial Statements


Report of Independent Certified Public Accountants...........................F-1

Consolidated Balance Sheets as of December 31, 1998 and 1997 ................F-2

Consolidated Statements of Operations for each of the years ended
December 31, 1998 and 1997...................................................F-4

Consolidated Statements of Stockholders' (Deficit) for each
 of the years ended December 31, 1998 and 1997...............................F-5

Consolidated Statements of Cash Flows for each of the years ended
December 31, 1998 and 1997...................................................F-6

Notes to Consolidated Financial Statements...................................F-7

Consolidated Balance Sheet as of September 30, 1999
   (Unaudited) and December 31, 1998.........................................Q-1

Consolidated Statements of Operations (Unaudited)
   for three months and nine months ended September 30, 1999 and 1998 .......Q-3

Consolidated Statements of Cash Flows (Unaudited)
   for the nine months ended September 30, 1999 and 1998.....................Q-4

Notes to Consolidated Financial Statements (Unaudited).......................Q-6

               Report of Independent Certified Public Accountants

Board of Directors and Stockholders
First Entertainment Holding Corp.
Denver, Colorado


We have audited the accompanying consolidated balance sheets of First Entertainment Holding Corp. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Entertainment Holding Corp. and Subsidiaries as of December 31, 1998 and 1997 and the results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and E to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency of approximately $1.5 million and is in default on a substantial portion of its debt. The Company has limited cash to pay for operations. In addition, substantial amounts of debt become due in 1999 and there is no assurance that the Company will have the cash to pay the debts when they become due, or alternatively, to raise additional equity funding or to successfully restructure the debts, both of which have happened in the past. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note C to the financial statements, an error resulting in the understatement of general and administrative expenses and net loss of $258,000 for the year ended December 31, 1997 was discovered by the Company in 1999. Accordingly, an adjustment has been made to general and administrative expense for 1997 and to capital in excess of par and retained deficit as of December 31, 1998 and 1997.


/s/ Gordon, Hughes & Banks, LLP
-------------------------------
Gordon, Hughes & Banks, LLP

March 17,1999, except for Note C as to which
   The date is June 11, 1999
Englewood, Colorado



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

December 31, 1998 and 1997


                                                                   1998         1997
                                                                   ----         ----

ASSETS

CURRENT
    Cash and cash equivalents                                  $  109,450   $   18,049
    Trade accounts receivable, net of allowance for doubtful
        accounts of $2,500 and $3,885, respectively               101,568       97,271
    Note receivable, other                                                      20,335
    Note receivable officer                                        15,010       25,524
    Stock subscription, receivable                                              25,000
    Inventories                                                    14,732       23,377
    Prepaids and other current                                     28,508       22,127
--------------------------------------------------------------------------------------
                                                                  269,268      231,683
--------------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
    Equipment and furniture                                       709,325      760,593
    Building and leasehold improvements                           532,257      532,257
    Land                                                          125,000      125,000
--------------------------------------------------------------------------------------
                                                                1,366,582    1,417,850
    Less accumulated depreciation and amortization                845,810      874,067
--------------------------------------------------------------------------------------
                                                                  520,772      543,783
--------------------------------------------------------------------------------------
OTHER ASSETS
    License, net of accumulated amortization
    of $545,697 and $482,980, respectively                        725,684      788,401
    Note receivable                                                             61,105
    Other                                                           4,126        3,760
--------------------------------------------------------------------------------------
                                                                  729,810      853,266
--------------------------------------------------------------------------------------

TOTAL ASSETS                                                   $1,519,850  $1, 628,732
======================================================================================



         "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."


                                         F-2


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Balance Sheets, continued

December 31, 1998 and 1997

                                                                     1998            1997
                                                                     ----            ----
LIABILITIES AND STOCKHOLDERS'(DEFICIT)

CURRENT LIABILITIES
    Accounts payable                                            $    188,920    $    172,575
    Accrued liabilities                                              142,458         168,902
    Accrued interest                                                 430,107         394,340
    Notes payable and current portion of long-term debt              993,384         850,376
    Notes payable, related parties                                     3,000           3,000
    Net liabilities of discontinued operations                        57,305          53,051
--------------------------------------------------------------------------------------------
                                                                   1,815,174       1,642,244
--------------------------------------------------------------------------------------------

LONG-TERM DEBT, NET OF CURRENT PORTION                               187,699         431,120
--------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

MANDATORILY REDEEMABLE PREFERRED STOCK
    Class A preferred stock, 1,500,000 shares authorized,
            10,689 shares issued and outstanding, liquidation
              value $15,000                                               10              10
STOCKHOLDERS' (DEFICIT)
    Preferred stock, $.001 par value; authorized 5,000,000
        shares;
        Class A preferred stock, 1,500,000 shares authorized,
            10,689 shares issued and outstanding, liquidation
              value $15,000                                               10              10
        Class B preferred stock, 1,000,000 shares authorized,
            13,040 and 91,147 shares issued and outstanding               13              91
        Class C preferred stock, 1,000,000 shares authorized
           no shares issued and outstanding
    Common stock, $.008 par value; authorized 50,000,000
      shares; 9,610,170 and 6,412,304 shares issued
        and outstanding                                               76,882          51,299
    Capital in excess of par value                                15,924,086      15,205,897
    Accumulated (deficit)                                        (16,484,014)    (15,701,929)
--------------------------------------------------------------------------------------------
                                                                    (483,033)       (444,642)
--------------------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIT)                                                       $  1,519,850    $  1,628,732
============================================================================================



            "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."


                                            F-3


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

For the Years Ended December 31, 1998 and 1997
                                                                   1998           1997
                                                                   ----           ----
REVENUE
    Live entertainment                                         $ 1,353,667    $ 1,389,533
    Radio                                                          804,004        771,992
    Video                                                              213         50,239
    Other                                                           75,049        112,327
-----------------------------------------------------------------------------------------
                                                                 2,232,933      2,324,091
-----------------------------------------------------------------------------------------
COSTS AND EXPENSES
    Cost of sales, live entertainment                            1,135,734      1,211,509
    Cost of sales, radio                                           551,502        526,215
    Cost of products sold, video                                        44         13,239
    Impairment write downs                                          81,340      1,460,018
    Depreciation and amortization                                  104,160        141,176
    Management and administrative fees, affiliate                  224,850        240,000
    Selling, general and administrative                            786,730      1,790,049
-----------------------------------------------------------------------------------------
                                                                 2,884,360      5,382,206
-----------------------------------------------------------------------------------------

OPERATING (LOSS) FROM CONTINUING OPERATIONS                       (651,427)    (3,058,115)
-----------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
    Interest expense                                              (104,725)       (95,333)
    Other, net                                                       4,211          1,206
-----------------------------------------------------------------------------------------
                                                                  (100,514)       (94,127)
-----------------------------------------------------------------------------------------

(LOSS) FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST                                          (751,941)    (3,152,242)

MINORITY INTEREST IN NET (LOSS) OF SUBSIDIARY                                      11,473
-----------------------------------------------------------------------------------------
(LOSS) FROM CONTINUING OPERATIONS                                 (751,941)    (3,140,769)
-----------------------------------------------------------------------------------------

DISCONTINUED OPERATIONS
    (Loss) from discontinued operations, including provision
    for operating losses during phaseout period                    (30,144)      (731,453)
-----------------------------------------------------------------------------------------
NET (LOSS)                                                     $  (782,085)   $(3,872,222)
=========================================================================================

NET (LOSS) PER COMMON SHARE, CONTINUING
OPERATIONS BASIC AND DILUTED                                   $      (.10)   $      (.52)
=========================================================================================

NET INCOME (LOSS) PER COMMON SHARE,
DISCONTINUED OPERATIONS                                        $      --      $      (.12)
=========================================================================================

NET (LOSS) PER COMMON SHARE, Basic and Diluted                 $      (.10)   $      (.64)
=========================================================================================

WEIGHTED-AVERAGE NUMBER OF
SHARES OUTSTANDING BASIC AND DILUTED                             7,967,926      6,026,319
=========================================================================================


         "See accompanying reports of independent certified public accountants and notes to consolidated financial statements.

                                          F-4



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1998 and 1997


                                                Class A                       Class B                         Class C
                                            Preferred Stock               Preferred Stock                 Preferred Stock
                                           -------------------------------------------------------------------------------------
                                           Shares      Amount           Shares        Amount            Shares        Amount
                                           ------      ------           ------        ------            ------        ------
BALANCES,
JANUARY 1, 1997                            10,689   $         10              0    $          0         125,000    $        125

Preferred stock issued for:
Cash, net of offering costs                  --             --           47,067              47            --              --
Cancellation of treasury stock               --             --             --              --              --              --
Cancellation of preferred stock
 in connection with litigation
 settlement                                  --             --             --              --          (125,000)           (125)
Common stock issued for:
   Consulting services                       --             --             --              --              --              --
   Exercise of stock options                 --             --             --              --              --              --
   Accrued Bonuses                           --             --             --              --              --              --
   Accounts Payable                          --             --             --              --              --              --
   Business acquisition                      --             --           44,080              44            --              --
   Common stock options and
     Warrants issued                         --             --             --              --              --              --
Amortization of deferred
   compensation                              --             --             --              --              --              --
Net loss                                     --             --             --              --              --              --
                                           ------------------------------------------------------------------------------------

BALANCES,
DECEMBER 31, 1997                          10,689   $         10         91,147    $         91               0    $          0

Preferred Stock issued for:
 Acquisition of property                     --             --           16,000              16            --              --

Common stock issued for:
   Cash, net of offering costs               --             --             --              --              --              --
   Consulting services                       --             --             --              --              --              --
   Accounts payable                          --             --             --              --              --              --
   Life insurance premiums                   --             --             --              --              --              --
   Conversion from preferred stock           --             --          (94,107)            (94)           --              --
   Business acquisition                      --             --             --              --              --              --
   Exercise of warrant                       --             --             --              --              --              --
   Common stock options and
    Warrants issued                          --             --             --              --              --              --
Net (loss)                                   --             --             --              --              --              --
                                           ------------------------------------------------------------------------------------
BALANCES
DECEMBER 31, 1998                          10,689   $         10         13,040    $         13               0    $          0
===============================================================================================================================

Table continues on next page.

                                      F-5


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1998 and 1997 (Continued)


                                             Common Stock             Capital In
                                         ---------------------        Excess of       Accumulated
                                         Shares         Amount        Par Value        (Deficit)
                                         ------         ------        ---------        ---------

BALANCES,
JANUARY 1, 1997                         5,292,238    $     42,338    $ 13,460,958    $(11,829,707)

Preferred stock issued for:
Cash, net of offering costs                  --              --           262,703         262,750
Cancellation of treasury stock           (221,534)         (1,772)       (483,052)           --
Cancellation of preferred stock
 in connection with litigation
 settlement                                  --              --          (124,875)           --
Common stock issued for:
   Consulting services                    751,600           6,013         670,202            --
   Exercise of stock options              150,000           1,200          73,800            --
   Accrued Bonuses                        420,000           3,360         254,240            --
   Accounts Payable                        20,000             160          13,040            --
   Business acquisition                      --              --           386,856            --
   Common stock options and
     Warrants issued                         --              --           692,025            --
Amortization of deferred
   compensation                              --              --              --              --
Net loss                                     --              --              --        (3,872,222)
                                        ---------------------------------------------------------

BALANCES,
DECEMBER 31, 1997                       6,412,304    $     51,299    $ 15,205,897    ($15,701,929)

Preferred Stock issued for:
 Acquisition of property                     --              --            44,984            --

Common stock issued for:
   Cash, net of offering costs            771,667           6,173         162,127            --
   Consulting services                    986,016           7,888         352,855            --
   Accounts payable                        83,750             670          49,493            --
   Life insurance premiums                130,000           1,040          37,960            --
   Conversion from preferred stock      1,176,333           9,411          (9,317)           --
   Business acquisition                    50,000             400          13,100            --
   Exercise of warrant                        100               1              99            --
   Common stock options and
    Warrants issued                          --              --            66,888            --
Net (loss)                                   --              --              --          (782,085)
                                        ---------------------------------------------------------
BALANCES
DECEMBER 31, 1998                       9,610,170    $     76,882    $ 15,924,086    ($16,484,014)
=================================================================================================

Tabel continues on next page.

                                     F-5(a)



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the Years Ended December 31, 1998 and 1997 (Continued)


                                       Deferred         Treasury
                                     Compensation        Stock           Total
                                     ------------        -----           -----

BALANCES,
JANUARY 1, 1997                      $    (45,807)   $   (484,824)      1,143,093

Preferred stock issued for:
Cash, net of offering costs
Cancellation of treasury stock               --           484,824            --
Cancellation of preferred stock
 in connection with litigation
 settlement                                  --              --          (125,000)
Common stock issued for:
   Consulting services                       --              --           676,215
   Exercise of stock options                 --              --            75,000
   Accrued Bonuses                           --              --           257,600
   Accounts Payable                          --              --            13,200
   Business acquisition                      --              --           386,900
   Common stock options and
     Warrants issued                         --              --           692,025
Amortization of deferred
   compensation                            45,807            --            45,807
Net loss                                     --              --        (3,614,222)
                                     --------------------------------------------


BALANCES,
DECEMBER 31, 1997                    $          0               0    ($   444,632)

Preferred Stock issued for:
 Acquisition of property                     --              --            45,000

Common stock issued for:
   Cash, net of offering costs               --              --           168,300
   Consulting services                       --              --           360,743
   Accounts payable                          --              --            50,163
   Life insurance premiums                   --              --            39,000
   Conversion from preferred stock           --                 0
   Business acquisition                      --              --            13,500
   Exercise of warrant                       --              --               100
   Common stock options and
    Warrants issued                          --              --            66,888
Net (loss)                                   --              --          (782,085)
                                     --------------------------------------------
BALANCES
DECEMBER 31, 1998                    $          0    $          0    ($   483,023)
=================================================================================


      "See accompanying report of independent certified public accountants and notes to consolidated financial statements."

                                     F-5(b)


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

For the Years Ended December 31, 1998 and 1997

                                                                     1998           1997
                                                                     ----           ----

OPERATING ACTIVITIES
    Net (loss)                                                   $  (782,085)   $(3,872,222)
    Adjustments to reconcile net (loss) to net cash
        used in operations
        Depreciation and amortization                                104,160        141,176
        Impairment write downs                                        81,340      1,460,018
        Assets write downs included in discontinued operations                      445,596
        Litigation settlement                                                       150,000
        Loss on disposition of property and equipment                  9,322
        Issuance of stock for services and common
            stock options and warrants, net                          466,631      1,368,240
        Amortization of deferred compensation                                        45,807
        Minority interest in net loss of subsidiary                                 (11,473)
        Changes in operating assets and liabilities:
               Receivables                                            31,317         (6,742)
               Inventories                                             8,645            366
               Other assets                                           (6,747)        (7,711)
               Accounts payable                                       66,408         40,207
               Accrued liabilities                                    22,823        (48,305)
        Cash provided by discontinued operations                       4,354
-------------------------------------------------------------------------------------------

NET CASH, PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                                                  6,168       (295,043)
-------------------------------------------------------------------------------------------




      "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."

                                      F-6


FIRST ENTERTAINMENTHOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31, 1998 and 1997

                                                                  1998          1997
                                                                  ----          ----

INVESTING ACTIVITIES
    Capital expenditures                                          (27,754)     (20,620)
    Advances to related parties                                                (10,000)
    Cash used in discontinued operations                                       (41,786)
--------------------------------------------------------------------------------------

NET CASH (USED IN) PROVIDED BY
INVESTING ACTIVITIES                                              (27,754)     (72,406)
--------------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Principal payments on debt                                   (100,413)     (51,380)
    Proceeds from issuance of stock of subsidiary                               50,000
    Proceeds from issuance of common and preferred stock, net     213,400      337,750
--------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         112,987      336,370
--------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS                                               91,401      (31,079)

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR                                                  18,049       49,128
--------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
END OF YEAR                                                     $ 109,450    $  18,049
======================================================================================

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
    Interest paid                                               $  68,135    $  25,798
======================================================================================

    Income taxes paid                                           $       0    $       0
======================================================================================


      "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."

                                     F-6(a)


FIRST ENTERTAINMENT HLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Continued)

For the Years Ended December 31, 1998 and 1997

                                                                1998        1997
                                                                ----        ----
SUPPLEMENTAL SCHEDULE OF
NONCASH INVESTING AND
FINANCING ACTIVITIES

Accounts payable and accrued expenses
    converted into common stock                             $   50,163   $  270,800
===================================================================================


Issuance of preferred stock
    for acquisitions                                        $   13,500   $  386,900
===================================================================================


Note Payable issued in exchange for preferred stock         $        0   $  125,000
===================================================================================


Common stock and options and warrants issued for services   $  427,631   $1,368,240
===================================================================================


Common stock issued for life insurance premiums             $   39,000            0
===================================================================================






      "See accompanying reports of independent certified public accountants and notes to consolidated financial statements."


                                     F-6(b)

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

NOTE A NATURE OF BUSINESS AND GOING CONCERN
-------------------------------------------

     On December 15, 1997, First Entertainment, Inc. changed its state of incorporation from Colorado to Nevada and changed its name to First Entertainment Holding Corp. (the "Company" or "FEHC"). The change was effected by a merger of First Entertainment, Inc. into First Entertainment Holding Corp, a newly formed Nevada Corporation. Upon completion of the merger, the Colorado Corporation ceased to exist. The transaction was accounted for on a basis similar to a pooling of interests with no change in the historical financial statements of the Company. The newly formed Corporation had no operations prior to the merger.

     The Company was originally incorporated as a Colorado corporation on January 17, 1985. The Company and its subsidiaries are involved in entertainment through several media; its live entertainment segment owns and operates a comedy club in Denver, Colorado and its radio station, 100.7 "The Fox", operates in Gillette, Wyoming. In January 1998, the Company determined to discontinue the operations of its retail segment.


     During the period from inception (January 17, 1985) to September 30, 1999, the Company has incurred cumulative net losses of approximately $18, 671,000 and, as of September 30, 1999, had an excess of current liabilities over current assets of approximately $1,216,000 and is in default on certain notes concern. The Company is dependent upon obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. The Company has no arrangements in place for such equity or debt financing and no assurance can be given that such financing will be available at all or on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the interests of the Company's shareholders as well as warrants and options holders. If the Company is unable to obtain payable. These conditions raise substantial doubt about the Company's ability to continue as a going sufficient funds to satisfy its cash requirements, it may be forced to curtail operations, dispose of assets or seek extended payment terms from its vendors. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     Management's plans with regard to the Company's ability to continue as a going concern include continued raising of equity financing in the U.S. and/or international markets, restructuring of its debt obligations and undertaking mergers or acquisitions to improve market share or operational synergies and improving efficiency of operations. There are no assurances that any of these events will occur or that the Company's plan will be successful. The Company has received proceeds from the sale of common and preferred stock of approximately $677,000 through September 30, 1999.

     The Company does not have sufficient revenues to generate income from operations; therefore, it is necessary for the Company to increase revenues either by expansion or by acquisition or significantly reduce its operating costs. The Company has been able to issue stock for management and accounting services, thereby reducing the need for cash to pay for operating expenses. If the Company would be unable to issue stock for services, because there would be no liquidity for the stock, this would have a severe impact upon the Company and its ability to operate. The value of services paid by issuance of stock was approximately $1,656,000 for the nine months ended September 30, 1999. Net cash used in operations was approximately $384,000 for the nine months ended September 30, 1999, unless operations become more profitable, the Company may not have sufficient cash for use in operations through December 31, 2000.

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

NOTE B SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

     Basis of Consolidation The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The Company owns the following subsidiaries:

                         Name of Subsidiary        Percentage Owned
                         ------------------        ----------------
                     Quality Communications, Inc.      100%
                     Comedy Works, Inc.                100%
                     First Films, Inc.                  80%
                     Global Internet Corp.            50.8%
                     The Best of As Seen On TV, Inc.    58%
                     First 2 Market, Inc.              100%


     As of December 31, 1998, the minority interest in First Films, Inc., Global Internet Corp., and The Best of As Seen on TV, Inc. has been reduced to zero due to losses in the respective subsidiaries. There is no continuing obligation by the minority interest stockholders to fund the operations of the respective subsidiaries.

     All significant intercompany accounts and transactions have been eliminated.


     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expense during the reporting periods. Actual results could differ from those estimates.

     Inventories. Inventories are stated at the lower of cost or market value (first-in, first-out basis). Inventories are comprised of liquor supplies.

     Property and Equipment. Production equipment, furniture and other equipment are recorded at cost and depreciated using straight-line and declining balance methods over the estimated useful lives of the assets, ranging from three to fifteen years.

     Leasehold improvements are recorded at cost and are amortized on a straight-line basis over their estimated useful lives, but not in excess of the lease term.

     The cost and related accumulated depreciation and amortization of assets sold or retired are removed from the appropriate asset and accumulated depreciation and amortization accounts and the resulting gain or loss is reflected in operations.

     Maintenance and repairs are charged to operations as incurred and expenditures for major improvements are capitalized.

     License, Goodwill and Intangibles. Broadcast licenses, goodwill and intangibles, recorded at cost, are amortized on a straight-line basis over a period of 10 to 20 years.

     Periodically the Company reviews the recoverability of its intangible assets based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the intangible assets. Should the aggregate future cash flows be less than the carrying value, a write-down would be required measured by the difference between the discounted future cash flow and the carrying value of the intangible assets under SFAS No. 121.

     Long Lived Assets. Long lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected undiscounted future cash flow from the use of the assets and its eventual disposition is less than the carrying amount of the assets, an impairment loss is recognized and measured using the asset's fair value or discounted cash flows.

     Revenue Recognition. Broadcast and ad fees are recorded as revenue when the broadcast or ad is aired. Live Entertainment revenues are recognized at the time of the performance, generally nightly. Retail sales are recognized at the time the merchandise is sold and are net of returns.

     Net Loss Per Share. As of December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS No.
     128). This pronouncement provides a different method of calculating earnings per share than was used in accordance with Accounting Board Opinion (APB No. 15), "Earnings per Share". SFAS No. 128 provides for the calculation of "Basic" and "Dilutive" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity. For all prior periods, weighted average and per share information

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

NOTE B SUMMARY OF SIGNIFICANT ACCOUNTING POLICES (Continued)
------------------------------------------------------------

     has been restated in accordance with SFAS No. 128. The adoption of SFAS No. 128 did not effect earnings per share calculations for the year ended December 31, 1997. For the years ended December 31, 1998 and 1997, total stock options and stock warrants of 2,699,900 and 2,409,375 were not included in the computation of diluted earnings per shares because their effect was anti-dilutive, therefore basic and fully diluted earnings per share are the same.

     Concentration of Risk. Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash equivalents and accounts receivable with the Company's various customers. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

     The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced losses in such accounts.

     Reclassifications. Certain balances in the 1997 consolidated financial statements have been reclassified in order to conform to the 1998 presentation. The reclassifications had no effect on financial condition or results of operations.

     Income Taxes. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"). Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

     Deferred Compensation. Deferred compensation results from granting stock options at option prices less than the fair market value of the stock on the date of grant, under agreements with terms extending beyond one year. Deferred compensation is initially charged to stockholders' equity and amortized to expense over the term of the related agreement.

     Cash Equivalents. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Financial Instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value;

          Accounts Receivable, Accounts Payable and Accrued Liabilities. Fair values of accounts receivable, accounts payable, and accrued liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

          Notes Payable. These notes substantially bear interest at a floating rate of interest based upon the lending institutions' prime lending rate. Accordingly, the fair value approximates their reported carrying amount at December 31, 1998 and 1997.

          Mortgage Notes. Estimated based upon current market borrowing rates for loans with similar terms and maturities.

          The estimated fair values of the Company's financial instruments for continuing operations are as follows:


                                   December 31, 1998         December 31, 1997
                                   -----------------         -----------------
                                  Carrying      Fair        Carrying      Fair
          Financial Liabilities    Amount       Value        Amount       Value
            Notes Payable          ------       -----        ------       -----
            and Mortgage Notes   $1,181,083   $1,181,083   $1,281,496   $1,281,496


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

     Stock Award and Stock Option Plans
     ----------------------------------

     The Company grants common stock and stock options to employees and non-employees. The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for all stock option plans. Following the guidance of APB Opinion 25, compensation cost has been recognized for stock options issued to employees as the excess of the market price of the underlying common stock on the date of the grant over the exercise price of the Company's stock options on the date of the grant.

     SFAS No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

     In certain instances, the Company issues common stock for services, in lieu of accounts payable and in other similar situations. Transactions in equity instruments with non-employees for goods or services are generally accounted for by the fair value method, which relies on the valuation of a transaction at the data of the transaction based on public and private stock sales..


     Recent Accounting Pronouncements:
     ---------------------------------

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 for 1998 and it did not have a material effect on its financial position or result of operations.

     Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of interim and annual periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, geographic areas in which they operate and their major customers. The Company has adopted SFAS NO. 131 in 1998; but it did not have a material effect on its results of operation for 1998 and 1997.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" is effective for financial statements with fiscal years beginning after December 31, 1997. Earlier application is permitted. The new standard revise employers' disclosures about pension and other post retirement benefit plans but do not change the measurement or recognition of those plans. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of the plan assets that will facilitate financial analysis, and eliminates certain disclosures previously required but no longer useful. The Company adopted SFAS No. 132 in 1998 and it did not have a material impact on its results of operation.

     The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.

     The FASB recently issued Statement of Financial Accounting Standards No.
     134. "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises." (SFAS No. 134) SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of mortgage banking enterprises. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements (Continued)

NOTE C RESTATEMENT OF FIANCIAL INFORMATION
------------------------------------------

     The Company has restated its consolidated financial statements for the year ended December 31, 1997. This action was taken as a result of the Company identifying that it had not accounted for stock warrants issued to Global Casino's in May 1997. The 1997 consolidated financial statements have been restated to account for warrants issued to Global Casinos in accordance with SFAS 123 resulting in compensation expense of $258,000. All material adjustments necessary to correct the financial statements have been recorded. The impact of this adjustment on the Company's consolidated financial results as originally reported is summarized below:

                                                                            1997
                                                                            ----
                                                                 As Reported    As Restated
                                                                 -----------    -----------
     Revenues                                                   $  2,324,091    $  2,324,091

     Costs and Expense                                             5,124,206       5,382,206
     ---------------------------------------------------------------------------------------

     Operating Loss from Continuing Operations                    (2,800,115)     (3,058,115)
     ---------------------------------------------------------------------------------------

     Net Loss                                                   $ (3,614,222)   $ (3,872,222)
     ---------------------------------------------------------------------------------------

     Net Loss Per Share, continuing operations,
       Basic and Diluted                                        $       (.48)   $       (.52)
     =======================================================================================

     Net Loss Per Share, Basic and Diluted                      $       (.60)   $       (.64)
     =======================================================================================

     Accumulated Deficit at End of Year                         $(15,443,928)   $(15,701,929)
     =======================================================================================

     Stockholders' Deficit, at End of Year                      $   (444,632)   $   (444,632)
     =======================================================================================


NOTE D ACQUISITIONS
-------------------

     Power Media
     -----------

     In July, 1996, the Company issued 770,000 shares of its restricted common stock, valued at $408,100, in exchange for 18,000 of the 25,000 then issued and outstanding shares of Power Media Communications International, Inc. (Power Media), or 72% ownership. Power Media was a substantially dormant company that had developed the concept of selling infomercial products in kiosks primarily located in retail malls.

     The acquisition of Power Media in 1996 was accounted for as a purchase and the purchase price in excess of net assets acquired was allocated to goodwill. Amortization of goodwill was computed on a straight-line basis over 10 years until its write-off in 1997.

     In November 1996, a new entity was formed called "The Best Of As Seen on TV", Inc. ("ASOTV") for the purpose of acquiring all of the issued and outstanding common stock of Power Media and to provide original incorporators with ownership in ASOTV. The original incorporators of ASOTV were issued 464,000 shares of ASOTV for par value ($.001 per share), which included 220,800 shares issued to NMG, LLC, an entity owned by the wife of the president of the Company. ASOTV then issued 1,010,000 shares of common stock to the Company for their 18,000 shares of Power Media and issued 325,600 shares to an unrelated party for the remaining 7,000 shares of Power Media and $150,000. In November 1996, ASOTV sold 100,000 shares of its common stock for $50,000. In July 1997, the Company issued 100,000

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)
NOTE D ACQUISITIONS, Continued
------------------------------

     shares of its common stock in exchange for 100,000 shares of ASOTV owned by NMG, LLC. As a result of the above transactions, ASOTV owned 100% of Power Media and the Company owned approximately 58% of ASOTV as of December 31, 1998 and 1997.

     In March 1997, the Company terminated its unmanned kiosk operations, which it started in November 1996, when the leases to its first four locations were not renewed. Sales volumes at the unmanned kiosk locations were not sufficient for profitable operations. The Company turned its efforts to operating manned kiosks in major retail malls. Each kiosk was approximately 250 square feet and sold the top 50 selling infomercial products. Commencing August 1997, the Company opened six manned kiosk locations in six retail malls located in the Denver metropolitan area. The sales volumes for the manned kiosks were less than projected and the operations were terminated January 31, 1998. Although the Company believes the concept is viable, it currently does not have the working capital necessary to further develop the concept. The results of operations of ASOTV for the years ended December 31, 1998 and 1997 are disclosed as discontinued operations.

     Global Internet Corp
     --------------------

     On May 1, 1997, the Company entered into an agreement with Global Casino, Inc. (Global Casino) to acquire 1,500,000 shares of common stock of Global Internet Corp. ("Global Internet") owned by Global Casino and a $375,000 note receivable from Global Internet owed to Global Casino in exchange for 30,000 shares of FEHC Class B Convertible Preferred Stock (Class B Stock). The 1,500,000 shares of common stock represents 50.3% of the issued and outstanding common stock of Global Internet. Each share of Class B stock is convertible into 12.5 shares of FEHC restricted common stock. Global Casino also received warrants to purchase 1,500,000 shares of the Company's common stock at $1 per share. The warrant expires May 1, 2002. At the time FEHC entered into the Agreement, FEHC did not have a sufficient number of authorized but unissued shares of common stock to allow for the conversion of the preferred stock to common stock nor for the exercise of the warrants.

     In addition, the acquisition of Global Internet required the approval of the shareholders of FEHC. On December 5, 1997 the shareholders of FEHC approved (i) the increase in the authorized shares of FEHC common stock and
     (ii) the acquisition of Global Internet Corp. For accounting purposes control of Global Internet did not change until December 5, 1997. December 5, 1997 is considered the acquisition date. The acquisition has been accounted for as a purchase and the excess of purchase price over net assets acquired was allocated to goodwill. The operations of Global Internet from December 5, 1997 have been consolidated with those of the Company.

     In June 1997, FEHC also issued 14,080 of Class B convertible preferred stock to two officers of Global Internet, in exchange for $176,000 accrued but unpaid compensation. Global Internet owed the two officers compensation under the terms of long term employment agreements. For accounting purposes, the Class B convertible preferred shares issued were recorded on December 5, 1997, the date the shareholders of FEHC approved an increase in the authorized shares of common stock.

     Global Internet was in the process of developing a virtual internet casino and had a Web Site Development and Maintenance Agreement (Development Agreement) with Electronic Data Systems (EDS) and DDB Needham to develop the web site for approximately $1,200,000, of which $300,000 had been expended to date on the web site development. FEHC was unable to obtain the financing needed to complete the web site development and the Development Agreement was terminated.

     The ability of the Company to obtain the necessary financing to commence operations of a virtual internet casino is uncertain and as such the Company's investment in Global Internet was determined by management to be impaired. Included in the accompanying consolidated statements of operations for the year ended December 31, 1997 is an impairment write-off of approximately $558,000 representing the Company's investment in Global Internet.

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

NOTE E DISCONTINUED OPERATIONS
------------------------------

     In January 1998, the Company determined to discontinue the operations of ASOTV due to losses and lack of working capital to further develop the concept. Accordingly, the assets of ASOTV were written down to their estimated net realizable value resulting in a write down of $490,000 included in the accompanying statement of operations for the year ended December 31, 1997.

     Revenues from discontinued operations were $54,300 and $174,800 for 1998 and 1997, respectively.

     Summarized balance sheet data for the discontinued operations as of December 31, 1998 and 1997 is as follows:

                                                     1998           1997
                                                     ----           ----
     ASSETS
     Cash                                         $   1,246      $   9,289
     Accounts receivable                                             6,983
     Inventory                                                      66,482
     Other                                                             100
     ---------------------------------------------------------------------
     Total current assets                             1,246         82,854
     Goodwill
     Property, plant and equipment, net                              8,673
     ---------------------------------------------------------------------
     Total Assets                                     1,246         91,527
     ---------------------------------------------------------------------
     LIABILITIES
     Current liabilities                             58,551        144,578
     ---------------------------------------------------------------------
     Total Liabilities                               58,551        144,578
     ---------------------------------------------------------------------
     Minority Interest                                    0              0
     ---------------------------------------------------------------------
     Net assets (liabilities) of
       discontinued operations                    $ (57,305)     $ (53,051)
     =====================================================================

     The Company is in default under the terms of approximately $386,000 of its debt obligations for non-payment. Substantially all of the Company's assets are pledged as collateral to one or more obligations. Notes that are not in compliance are classified as current liabilities. Notes payable and long term debt is summarized as follows:

                                                                      December 31,
                                                                   -----------------
                                                                   1998         1997
                                                                   ----         ----
          Notes payable, First National Bank Gillette (1)      $  380,483   $  422,152
          Note payable to the State of Wyoming(2)                 300,000      300,000
          Notes payable, litigation (7)                           231,501      275,000
          Mortgage note payable(3)                                139,947      144,665
          Mortgage note payable(4)                                 53,243       53,883
          Note payable, creditor(5)                                19,224       19,224
          Various notes payable individuals and companies(6)       56,685       66,572
          ----------------------------------------------------------------------------
                                                                1,181,083    1,281,496
          Less current portion                                    993,384      850,376
          ----------------------------------------------------------------------------
          Long-term debt                                       $  187,699   $  431,120
          ============================================================================


     Future maturities of debt as of December 31, 1998 are as follows:

               1999                               $     993,384
               2000                                       5,726
               2001                                      56,484
               2002                                       5,020
               2003                                       5,120
               Thereafter                               115,349
                                                  -------------
               Total                              $   1,181,083
                                                  =============

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE F NOTES PAYABLE AND LONG-TERM DEBT
---------------------------------------

     (1) The Notes payable to First National Bank of Gillette are renewed annually in November. Currently the notes bear interest at 9% per annum and require monthly principal and interest of $6,500. The notes are collateralized by substantially all the assets of the radio station in Gillette, Wyoming except for the real estate.

     (2) In February 1989, the Company borrowed $300,000 from the State of Wyoming for the purpose of purchasing equipment, inventory and to provide working capital necessary to establish a video duplicating facility. As of December 31, 1998, the Company had not yet established an operating duplicating facility and was in violation of several of the compliance requirements of this note. Although the note, by its original terms, was not due until March 1, 1999, the State of Wyoming deemed the note to be currently due as a result of the violations of the compliance requirements. The note, with default interest at 16.5 percent, is due in daily installments of $150, and is collateralized by the Company's master tape library. No principal and interest payments have been made nor has the State of Wyoming demanded payment on the note.

     (3) Note payable, trust; interest at 9.5%; monthly principal and interest of $1,500; final payment due October 2012; collateralized by real property.

     (4) Note payable to mortgage company; interest at 8.015% per annum; monthly principal and interest payments of $403 for 59 months with a balloon payment of $52,300 due May 15, 2000; collateralized by real estate.

     (5) Note payable to a trade creditor dated October 21, 1993; interest at 10 percent; due on May 1, 1996; collateralized by the Company's master tape inventory and subordinated to previously filed liens.

     (6) Various notes payable in default; due to various individuals and companies with interest rates ranging from 10 to 21 percent per annum.

     (7) Notes payable due to two individuals in connection with litigation settlements subsequent to December 31, 1997. The first note for $125,000 bears interest at 9.5% per annum and is due March 31, 1999 and are secured by two parcels of land in Gillette, Wyoming on which the Company's radio station operations are located. The second note for $150,000 bears interest at 10% per annum and is payable in installments of $25,000 for the first month and $5,000 per month thereafter until July 15, 1999 at which time all unpaid principal and interest are due. This note is secured by the stock of FEHC wholly owned subsidiary, Quality Communications, Inc, which operates the Company's radio station.

          The weighted average interest rate on short-term borrowings was 13.49 for 1998 and 1997, respectively.

NOTE G STOCKHOLDERS' DEFICT
---------------------------

     On December 15, 1997 First Entertainment, Inc. (FEI) (a Colorado Corporation) was merged into First Entertainment Holding Corp. (FEHC) (a Nevada Corporation) following a special shareholders meeting on December 5, 1997 in which the shareholders approved a name change and a change in the state of incorporation from Colorado to Nevada. As a result of the merger, all of the issued and outstanding shares of FEI were exchanged for the same amount of shares of FEHC. FEHC is the surviving corporation and, effective with the merger, FEI ceased to exist. FEHC has authorized capital stock consisting of 50,000,000 shares of common stock, $.008 par value and 5,000,000 shares of preferred stock, $.001 par value. The Board of Directors has the authority to issue preferred shares in series and determine the rights and preferences of each series.

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE G STOCKHOLDERS' DEFICIT continued
--------------------------------------

     A total of 1,500,000 shares of preferred stock have been designated as Class A, 7% cumulative, non-participating convertible preferred stock, and had a mandatory redemption on November 18, 1996. As of December 31, 1998 the holders of the Class A Preferred Stock have not demanded redemption.

     Liquidation preference is approximately $15,000. Each class A share may be converted into two shares of common stock. The Class A Preferred Stock has not been redeemed as of December 31, 1998.

     A total of 1,000,000 shares of preferred stock has been designated as Class B, 6% cumulative dividend, paid quarterly, if and when declared, redeemable by the Corporation at face value and each share of class B is convertible into 12.5 shares of common stock. The rights of the Class B shares shall be subordinate to Class A shares.

     A total of 1,000,000 shares of preferred stock has been designated as Class C, non-dividend and each share is convertible into common stock at a conversion price equal to the average 30 day bid price of the common stock on the date of conversion. The rights of the Class C shares shall be subordinate to Class A and Class B shares.

     In connection with the acquisition of Global Internet Corporation, the Company entered into an agreement with two officers of Global Internet on June 16, 1997 whereby the Company issued 14,080 shares of Class B convertible preferred stock in exchange for $176,000 of debt owed to the two officers by Global Internet.

     In 1997, the Company issued 751,600 shares of common stock for consulting and other services valued at $676,215 (includes $252,000 in services from related parties) or an average of $.90 per share. In 1997, the Company also issued 440,000 shares of common stock in settlement of accrued bonuses to consultants and employees and accounts payable totaling $270,800. Stock bonuses accrued for related parties were $168,000.

     In 1997, the Company sold 47,067 shares of Class B Convertible Preferred Stock for $262,750, which was net of offering costs of $39,750. The Company also issued 150,000 shares of common stock upon exercise of common stock options receiving proceeds of $75,000.

     In 1997, the Company cancelled 221,534 shares of common stock held as treasury of which 144,409 represented shares returned to the Company in connection with a litigation settlement with Image Marketing Group; 50,000 represented the cancellation of common stock held by a bank as collateral on a note payable and 27,125 represented shares previously held by First Films, Inc.

     In 1998, the Company sold 16,000 shares of Class B Convertible Preferred Stock and 771,667 shares of common stock for $213,300 which is net of offering costs.

     In 1998, the Company issued 1,116,016 shares of common stock for consulting and other services valued at $399,743 (includes $225,000 in services from related parties) or an average of $.36 per share.

     Common Stock Options In June 1994, the Company adopted a Non-Qualified Stock Option Plan, under which the Company's Board of Directors are authorized to issue options to purchase up to 62,500 shares of the

FIRST ENTERTAINMENT HOLDING CORP.
AND SUBSIDIARIES Notes to Consolidated Financial Statement (Continued)

NOTE G STOCKHOLDERS' DEFICIT, Continued
---------------------------------------

     Company's common stock to qualified employees, officers and directors of the Company. The option price may be changed at the discretion of the Board of Directors. No options have been issued under this plan. During 1998 and 1997, the Company has also issued other non-qualified stock options to non-employees under terms and at prices deemed appropriate by the Board of Directors.

     The following is a summary of the number of shares under option:

                                                        Weighted
                                                        Average
                                       Non-Qualifying   Exercise      Expiration
                                        Stock Options    Price           Dates
                                       -----------------------------------------
     Balance, January 1, 1997                95,000    $      3.49
                Granted                     400,000            .79     1999-2002
                Exercised                  (100,000)           .50
                Expired/Rescinded          (285,625)          2.39
     ---------------------------------------------------------------------------
     Balance, December 31, 1997             109,375    $      2.91     1998-2002
     ---------------------------------------------------------------------------
                Granted                     300,000    $       .40          1999
                Exercised
                Expired                      (9,375)          3.49
     ---------------------------------------------------------------------------
     Balance December 31, 1998              400,000    $       .51     1999-2002
     ---------------------------------------------------------------------------

     The following table summarized information about stock options outstanding and exercisable as of December 31, 1998:

                                                     Weighted
                                                      Average        Weighted
              Range of               Number          Remaining       Average
          Exercise Prices         Outstanding &     Contractual      Exercise
           From        To          Exercisable      Life in Years     Price
     -------------------------------------------------------------------------
           $ .40     $   .40         300,000            0.50        $     .40
           $ .50     $  1.25         100,000            2.50        $     .87
                                ---------------------------------------------
                                     400,000            1.00        $   .5175
                                =============================================

     Options issued to non-employees in 1998 and 1997 resulted in compensation expense of $66,888 and $78,617 respectively, under SFAS 123.

NOTE H COMMON STOCK WARRANTS
----------------------------

     In connection with a settlement agreement between the Company and Balzac, Inc, a warrant was issued to Balzac to purchase 500,000 shares of the Company's common stock at $1.00 per share.

     The warrant, issued at fair market value, is exercisable for a period of five years and expires April, 2002.The issuance of these warrants to Balzac resulted in compensation expense of $315,453 in 1997 under SFAS 123. In 1998, Balzac exercised their option to purchase 100 shares of common stock.

     In connection with the private sale of Class B convertible preferred stock, the Company granted to the Underwriter a warrant to purchase 300,000 shares of the Company's common stock at $1.00 per share. The warrant, issued at fair market value, is for consideration of future consulting services and expires July 1999. The issuance of these warrants to the Underwriter resulted in compensation expense of $33,434 in 1997 under SFAS 123.

FIRST ENTERTAINMENT HOLDING CORP AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE H, COMMON STOCK WARRANTS, Continued
----------------------------------------

     In connection with the acquisition of Global Internet on May 1, 1997 Global Casino's was issued warrants to purchase 1,500,000 shares of common stock of the Company for $1.00 per share. The warrants expire on May 1, 2002.

     In addition, the two officers of Global Internet have the option, for a period of five years, to exchange any or all of their 600,000 shares of common stock of Global Internet into FEHC common stock at a rate of one share of FEHC for four shares of Global Internet. In addition, for each share exchanged the officers of Global Internet will receive one warrant to purchase one share of FEHC common stock at $1.25 a share.

     The Company has elected to continue with the accounting treatment for stock options and warrants issued to employees under APB 25, which is an intrinsic value-based method, and has adopted SFAS 123, which is a fair-value based method of accounting for stock options. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions, dividend yield of 0%, expected volatility of .1%, risk free interest rate of 6%, and expected lives of 5 years for the stock award. No options were issued to employees in 1998. Had compensation costs been determined based on the fair value at the grant date for stock option and stock warrant grants to employees consistent with the method of SFAS No. 123, the Company's net loss from continuing operations and net loss per share from continuing operations would have increased as indicated below for the year ended December 31, 1997.


     Net (loss) from continuing operations, as reported      ($  3,058,115)
     Net (loss) from continuing operations, pro-forma        ($  3,073,859)
     Net (loss) per share, continuing operations basic
       and diluted, as reported                              ($        .52)
     Net (loss) per share, continuing operations basic
       and diluted, pro-forma                                ($        .52)

NOTE I INCOME TAXES
-------------------

     The tax effects of temporary differences and carryforward amounts that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are:

     Deferred tax assets:                             1998           1997
                                                      ----           ----
         Net operating loss carryforwards         $ 6,009,000    $ 5,554,000

         Property, equipment, other assets, net        (8,000)        (6,000)
         Litigation settlement                                       102,000
         Discontinued operations                      (15,000)      (181,000)
         Other                                         24,000         88,000
     -----------------------------------------------------------------------
         Total gross deferred tax assets            6,010,000      5,557,000
         Less valuation allowance                  (6,010,000)    (5,557,000)
     -----------------------------------------------------------------------
     Net deferred tax assets                      $         0    $         0
     =======================================================================

     A valuation allowance has been recorded equal to the net deferred tax asset, as management was not able to determine if it is more likely than not that the deferred tax assets will be realized.

     The valuation allowance increased $541,000 in 1998 and $1,157,000 in 1997.

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE I INCOME TAXES, Continued
------------------------------

     The following summary reconciles the income taxes at the statutory rate of 37% in 1998 and 1997 with the actual taxes:

                                                   1998            1997
                                                   ----            ----
     Benefit computed at the statutory
       rate-continuing operations              $  (232,000)    $(1,068,000)
     Discontinued operations                        (7,000)        (89,000)
     Valuation allowance                           239,000       1,157,000
     ---------------------------------------------------------------------
     Provision for income taxes                $         0     $         0
     =====================================================================

     As of December 31, 1998, net operating loss carryforwards were approximately $16 million. Utilization of certain portions of this amount is subject to limitations under the Internal Revenue Code. Carryforward amounts expire at various dates through 2018.

NOTE J RELATED PARTY TRANSACTIONS
---------------------------------

     The Company contracts out substantial administrative, management and accounting functions to a company wholly owned by the former president and a current director of the Company. Monthly fees for such services were $21,000 for the period January 1, 1997 through August 31, 1998, thereafter the fees were reduced to $14,000. Total annual fees paid by cash and by the issuance of common stock for 1998 and 1997 were $225,000 and $252,000 each year, respectively.

     In July 1997, the Company acquired 100,000 shares of common stock of ASOTV from NMG, LLC, an entity owned by the wife of the president, in exchange for 100,000 shares of common stock of the Company. The value of the common stock issued to NMG, LLC, $50,000, has been classified as officer compensation in the accompanying consolidated statements of operations.

     Consulting fees were paid to the wife of the President for the year ended December 31, 1997 in the amount of $5,500. The amounts paid to the wife of the President have been classified as officer compensation in the accompanying consolidated statement of operations.

     In 1997 and 1998, the President was advanced approximately $25,000 which is being repaid in monthly installment of approximately $1,000.

NOTE K COMMITMENTS
------------------

     Lease Commitments The Company has long-term operating lease agreements for office space, building and certain equipment. Future minimum lease payments required under long-term leases in effect at December 31, 1998 are as follows:

                                Minimum Rent      SubleaseRent          Net
                                ------------      ------------          ---
               1999               $165,109          $81,888           $83,221
               2000                153,541           81,888            71,653
               2001                147,414           81,888            65,526
               2002                115,769           54,592            61,177
               2003                 63,105                             63,105
               Thereafter          257,679                            257,679

     Rent expense for continuing operations was $191,795 and $176,765 in 1998 and 1997. Rent expense for discontinued operations was $7,449 in 1998 and $77,365 in 1997.

     Commencing September 1998 the Company subleased its executive space under the terms of a four-year sublease. The Company has not been relieved of its primary obligation due under the original lease with the lessor. Monthly payments due under the lease are $6,394. The sublease calls for payments of $6,824 per month for 48 months commencing September 1, 1998. Both the primary lease and the sublease expire August 2002.

FIRST ENTERTAINMENT HOLDING CORP AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE K COMMITMENTS, Continued
-----------------------------

     In January 1997 the Company completed its expansion of the comedy club which included significant leasehold improvements. The lessor agreed to finance the leasehold improvement totaling $150,000. The $150,000 note payable bear interest at 12% and is due in 108 monthly installments of $2,278 commencing February 1, 1999.

NOTE L LITIGATION
-----------------

     FEHC knows of no litigation pending, threatened, or contemplated, or unsatisfied judgments against it, or any proceedings of which FEHC or any of its subsidiaries is a party, except as specified below. FEHC knows of no legal actions pending or threatened, or judgment entered against any of its officers or directors or any of its subsidiaries in their capacities as such, except as specified below.

     In May 1997, David Spolter and Faige Spolter (Spolter) filed a lawsuit against FEHC in the Superior Court of the State of California. The plaintiffs alleged various federal and state securities violations and sought recovery of their $75,000 investment plus damages. On July 1, 1998, Spolter and FEHC entered into a settlement agreement whereby FEHC agreed to pay Spolter $150,000. $25,000 was paid upon execution of the Settlement Agreement and the remaining $125,000 shall be payable in monthly installments of $5,000 a month until July 15, 1999 at which time all unpaid principal and interest shall become due and payable. The note bears interest of 10% per annum. FEHC agreed to pledge all of its stock of its wholly owned subsidiary, Quality Communications, Inc. and to provide security interest in all assets of Quality Communications, Inc. In the event of default, the amount due shall be $180,000 plus interest at 10% from June 1, 1998, less amounts previously paid. Any unpaid amounts shall be due and payable upon sale of the radio station in Gillette, Wyoming.

     In 1997, Sharon K. Doud filed a civil action against FEHC, AB Goldberg and Quality Communications for breach of contract, fraud and misrepresentation for failure to convert Class C Convertible Preferred Stock into 91,240 shares of common stock. In April 1998, a settlement agreement was reached between FEHC and Sharon Doud whereby FEHC was required to pay $6,150 in legal fees, issue a promissory note in the principal sum of $125,000 bearing interest at 9.5% per annum due March 31, 1999 and cancel the Class C Convertible Preferred Shares.

     During 1997 and 1998, the Company, certain officers and directors of the Company and other unrelated parties received requests for information from the U.S. Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1997 into various matters. The Company has since been notified by the Central Regional Office of the SEC that it plans to recommend to the Commission that an enforcement action be instituted against the Company, its president and a former director for failure to make required filings and failure to report certain information required by the securities laws. The Company believes it has made all required filings to date and believes it has disclosed all information required by the securities laws. There can be no assurance as to the final outcome of the investigation or the impact, if any, on the operations of the Company.

FIRST ENTERTAINMENT HOLDING CORP AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE M FOURTH QUARTER ADJUSTMENTS
---------------------------------

     During the fourth quarters of 1998 and 1997, the Company recorded the following year-end adjustments, which it believes are material to the results of that quarter:


                                                                   1998       1997
                                                                   ----       ----
      Write-down of assets, including goodwill of discontinued
         operations of ASOTV to net realizable value                        $490,000
      Impairment write down of Balzac note receivable            $ 81,000   $902,000
      Impairment write down of Global Casino's investment                   $558,000
     Compensation for issuance of common stock options
       and warrants                                                         $692,025


NOTE N SETTLEMENTS AND RESCISSIONS
----------------------------------

     Balzac, Inc.
     ------------

     In April 1996, the Company acquired certain assets from Balzac, Inc., ("Balzac") a private company, which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of an exclusive license for Australia, inventory of Balzac toys and various other rights.

     During 1996, a dispute arose between the Company and Balzac and Balzac asserted a violation of the Purchase Agreement. obligation under the Licensing Agreement.

     In April 1997, Balzac and the Company entered into an agreement whereby Balzac would buy back the Australian Licensing Agreement for $800,000 and would repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 was to be repaid over forty months at 8% per annum. The $1,000,000 was to be repaid to the Company through the sale, by Balzac, of 1,000,000 of the Company's shares of common stock owned by Balzac.

     The ability of Balzac to sell all 1,000,000 shares held by Balzac at a price of $1.00 to repay its obligation was determined by management to be unlikely. As of December 31, 1997 the note receivable from Balzac was determined to be impaired and was written down to its net realizable value of $81,344 resulting in an impairment loss of $902,018. As of December 31, 1998 the note receivable was determined to be further impaired and was written down to its net realizable value of $42,000 resulting in a loss of $39,340. Subsequent to year-end Balzac informed the Company that it had filed Chapter 11 Bankruptcy proceedings. Management determined the note receivable was unlikely to be collected and the remaining $42,000 was written off as of December 31, 1998.

NOTE O OTHER BUSINESS DEVELOPMENTS
----------------------------------

     On September 15, 1998, the Company entered into a definitive agreement with SportsNet, Inc. (SNI) The effective date of the Agreement will be ten days after the following two events have occurred; (i) SNI has completed a financing of not less than $1,000,000 and (ii) the Company has entered into a contract with a credit card processor for participants in the Games satisfactory to both the Company and SNI. The Agreement, if and when it becomes effective, will continue in effect as long as the Company has a valid internet gaming license issued by the Commonwealth of Dominica or will terminate upon revocation of such license by the Commonwealth of Dominica.

     As of March 19, 1999, SNI had not completed a financing of $1,000,000 and the Company terminated the definitive agreement.

FIRST ENTERTAINMENT HOLDING CORP AND SUBSIDIARIES
Notes to Consolidated Financial Statement (Continued)

NOTE P SUBSEQUENT EVENTS
------------------------

     In March, 1999 the Board of Directors authorized the issuance of options to the president, each member of the Board of Directors and a consultant to purchase up to 3,050,000 shares of common stock at prices ranging from $.21 per share to $.53 per share. The exercise price is equal to the closing bid price for the Company's common stock on the date of the grant. The exercise of options for 1,200,000 shares is contingent on the closing bid price of the Company's common stock of at lease $1.00 on the last trading day for 1999. The exercise of options for 1,000,000 shares is contingent upon the execution of definitive agreements with two prospective companies that the Company is currently negotiating with. If definitive agreements are not executed by December 31, 1999 the options for 1,000,000 shares expire.

     On March 17, 1999 the Company signed a letter of intent with Global Games Corp. (Global Games) for the licensing of Global Games' sports book software and related technology. Under the terms of the agreement Global Games will receive a percentage of the net gaming revenue for the licensing of its software of the Company. Consummation of this transaction is subject to the completion to a definitive agreement and approval by the Board of Directors of both companies. Under the letter of intent, Global Games will provide all technical service and support. The gaming site will be operated from the Commonwealth of Dominica and will be accessible on a play for fun basis from North America. The Company is unable to predict if or when the agreement will be signed and the transaction will be consummated.

     On March 20, 1999, the Company signed a letter of intent with EMNet Corp ("EMNet") to form a joint venture and create a significant Internet based website business for "Comedy" products based around the affiliation and content derived from a circuit of the leading comedy clubs in America. Revenue streams would be generated through providing Internet marketing services to member clubs, producing regular sponsored live exclusive programming on the Internet and develop a pay-per-view model, and through the sale of comedy CD's and direct downloads, associated merchandise and admissions to live performances at member clubs. The closing of this transaction will be subject to negotiating a definitive agreement, approval by the Board of Directors of both companies, completion of a detailed business plan, completion of the required agreements with America On Line ("AOL") and the signing of a minimum of 5 member clubs.



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements (Continued)

NOTE Q SEGMENT INFORMATION
--------------------------


     Financial information by industry segments for the years ended December 31, 1998 and 1997 is summarized as follows:


                                                                     Live          Other
                                        Radio         Video      Entertainment  Segments (1)   Eliminations   Consolidated
                                     -------------------------------------------------------------------------------------
FOR THE YEAR ENDED
DECEMBER 31, 1998
     Revenue unaffiliated            $   804,004   $       213    $ 1,353,667   $    75,049                   $ 2,232,933
     Revenue affiliated                                                             175,956      (175,956)
     Operating income (loss),
        continuing operations            173,883           169        231,442    (1,056,761)                     (651,427)
     Total assets                      1,240,090       960,980        444,095     1,193,262     (1,357,597)     1,519,850
     Depreciation and amortization        78,619                        6,597        18,944                       104,160
     Capital expenditures                  3,705        24,049                                                     27,754
     Interest Expense                     50,417        23,771          4,316        26,221                       104,725

FOR THE YEAR ENDED
DECEMBER 31, 1997
     Revenue unaffiliated            $   771,992   $    50,239    $ 1,389,533   $   112,327    $         0    $ 2,324,091
     Revenue affiliated                                                             175,956       (175,956)
     Operating income (loss),
        continuing operations            104,000       (31,732)       193,471    (3,323,854)                   (3,058,115)
     Identifiable assets               1,317,535             0        337,063     1,318,719     (1,344,585)     1,628,732
     Depreciation and amortization        87,100        35,525          4,105        14,446                       141,176
     Capital expenditures                 10,144             0          5,224         5,252                        20,620
     Interest Expense                     54,577        33,206          4,625         3,394                        95,333


(1) Other segments represent the operations of the parent company, which is primarily responsible for incurring general and administrative expenses.
     Identifiable assets are essentially investments in subsidiaries, which are eliminated in consolidation.



                                      F-22

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Unaudited)

                                                                   September 30,
                                                                       1999
                                                                       ----

ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                          $  232,453
 Accounts receivable trade, net
 of allowance                                                          127,827
 Note receivable, officer                                               10,710
 Prepaid salaries                                                       46,635
 Inventories                                                            18,299
 Other current assets                                                   24,529
--------------------------------------------------------------------------------
                                                                       460,453
--------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT
 Equipment and furniture                                               758,467
 Building and leasehold improvement                                    682,257
 Land                                                                  125,000
--------------------------------------------------------------------------------
                                                                     1,565,724
Less accumulated depreciation                                          901,589
--------------------------------------------------------------------------------
                                                                       664,135
--------------------------------------------------------------------------------
OTHER ASSETS
 License, net of accumulated
 Amortization                                                          657,994
 Licensing fees                                                         99,500
 Other                                                                  24,984
--------------------------------------------------------------------------------
                                                                       782,478
--------------------------------------------------------------------------------

TOTAL ASSETS                                                        $1,907,066
================================================================================


"See accompanying notes to consolidated financial statements."

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET, continued
(Unaudited)

                                                                   September 30,
                                                                       1999
                                                                       ----
LIABILITIES AND STOCKHOLDERS' EQUITY (Deficit):
CURRENT LIABILITIES
 Accounts payable                                                  $    137,327
 Accrued liabilities                                                    172,746
 Accrued interest                                                       440,883
 Notes Payable and current portion
 of long-term debt                                                      866,541
 Notes payable, related parties                                           3,000
 Net liabilities of discontinued operations                              55,934
--------------------------------------------------------------------------------
Total current liabilities                                             1,676,341
--------------------------------------------------------------------------------

LONG TERM DEBT, NET OF CURRENT PORTION                                  320,909
--------------------------------------------------------------------------------

MINORITY INTEREST                                                          --
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred stock, $.001 par value;
   authorized 5,000,000 shares;
   Class A preferred stock, 10,689 shares
          issued and outstanding                                             11
   Class B preferred stock 0 and 11,760
          shares issued and outstanding                                       0
   Class C preferred stock no shares issued                                   0
 Common stock, $.008 par value; authorized
   50,000,000 shares;
     11,966,646 and 9,610,170 shares issued                              95,855
 Capital in excess of par value                                      20,079,506
 Accumulated (deficit)                                              (18,670,875)
 Deferred compensation                                               (1,594,680)
--------------------------------------------------------------------------------
                                                                        (90,184)
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS
    EQUITY (DEFICIT)                                               $  1,907,066
================================================================================


"See accompanying notes to consolidated financial statements."

FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                                   For the nine months ended
                                                September 30,      September 30,
                                                    1999               1998
                                                    ----               ----
REVENUE:
 Live Entertainment                             $  1,213,826       $    941,682
 Radio                                               619,508            587,305
 Internet                                              9,072               --
 Video                                                  --                  213
 Other                                               106,529             37,161
--------------------------------------------------------------------------------
                                                   1,948,935          1,566,361
--------------------------------------------------------------------------------

COSTS AND EXPENSES:
 Cost of sales -  live
  Entertainment                                    1,111,519            813,937
 Cost of sales - radio                               444,147            417,861
 Cost of sales- internet                             347,214               --
 Cost of products sold - video                                               45
 Impairment writedowns                                15,000               --
 Depreciation and amortization                        92,441             74,897
 Management and
  administrative fees, Affilates                     116,000            182,000
 Selling, general and
  Administrative                                   1,897,709            550,870
--------------------------------------------------------------------------------
                                                   4,050,400          2,078,950
--------------------------------------------------------------------------------


OPERATING LOSS FROM CONTINUING
    OPERATIONS                                    (2,101,465)          (512,589)
OTHER INCOME (EXPENSE)
 Interest expense                                    (89,319)           (55,079)
 Other                                                 3,923              1,059
--------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS,
  BEFORE MINORITY INTEREST                        (2,186,861)          (566,720)

MINORITY INTEREST IN NET LOSS
 OF AFFILIATES

LOSS FROM CONTINUING
 OPERATIONS                                       (2,186,861)          (566,720)
DISCONTINUED OPERATIONS
 Income (Loss) from
  discontinued operations                                               (20,756)
--------------------------------------------------------------------------------
NET INCOME (LOSS)                               $ (2,186,861)      $   (587,476)
================================================================================

PER SHARE DATA: Basic and Diluted
 Net Income (loss) per share,
  continuing operations,
   Basic and Diluted                                    (.21)      $       (.08)
 Net Income (loss) per share,
  discontinued operations                                  *                  *
 Net Income (loss) per
  common share,
   Basic and Diluted                                    (.21)      $       (.08)

WEIGHTED-AVERAGE NUMBER OF
SHARES OUTSTANDING                                10,654,619          7,566,412
================================================================================


* Less than $.01 per share

"See accompanying notes to consolidated financial statements"



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the nine Months ended September 30,1999 (unaudited)


                                           Class A                       Class B                        Class C
                                       Preferred Stock              Preferred Stock                 Preferred Stock
                                    --------------------------------------------------------------------------------------
                                     Shares       Amount          Shares        Amount           Shares        Amount
                                     ------       ------          ------        ------           ------        ------
BALANCES,
JANUARY 1, 1999                      10,689   $         10         11,760    $         12               0   $          0

Common stock issued for:
   Conversion from Preferred
   stock                               --             --          (11,760)            (12)           --             --
   Consulting Services                 --             --             --              --              --             --
   Cash, net offering costs            --             --             --              --              --             --
   Exercise of stock options           --             --             --              --              --             --
   Account Payable                     --             --             --              --              --             --
   Common stock options and
     Warrants issued                   --             --             --              --              --             --
Amortization of deferred
   compensation                        --             --             --              --              --             --
Net loss                               --             --             --              --              --             --
                                     -----------------------------------------------------------------------------------

BALANCES,
SEPTEMBER 30,1999                    10,689   $         10              0    $          0               0   $          0



                                      Q-4
Table continues on next page.


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the nine Months ended September 30,1999 (unaudited) (Continued)



                                       Common Stock           Capital In
                                   --------------------       Excess of      Accumulated
                                   Shares        Amount       Par Value       (Deficit)
                                   ------        ------       ---------       ---------
BALANCES,
JANUARY 1, 1999                   9,610,170   $     76,882   $ 15,924,087    $(16,484,014)

Common stock issued for:
   Conversion from Preferred
   stock                             147,00          1,176         (1,164)           --
   Consulting Services              581,584          4,414        775,299            --
   Cash, net offering costs          50,000            400         29,600            --
   Exercise of stock options      1,312,500         10,500        636,375            --
   Account Payable                  310,392          2,483         91,856            --
   Common stock options and
     Warrants issued                   --             --        2,623,453            --
Amortization of deferred
   compensation                        --             --             --              --
Net loss                               --             --             --        (2,186,861)
                                 --------------------------------------------------------

BALANCES,
SEPTEMBER 30,1999                11,966,646   $     95,855   $ 20,079,506    ($18,670,875)


                                      Q-5
Table continues on next page.



FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity (Deficit)
For the nine Months ended September 30,1999 (unaudited) (Continued)


                                 Deferred         Treasury
                               Compensation        Stock          Total
                               ------------        -----          -----

BALANCES,
JANUARY 1, 1999                $          0    $          0   ($   483,023)

Common stock issued for:
   Conversion from Preferred
   stock                               --              --                0
   Consulting Services                 --              --          779,713
   Cash, net offering costs            --              --           30,000
   Exercise of stock options           --              --          646,875
   Account Payable                     --              --          148,695
   Common stock options and
     Warrants issued             (2,623,453)           --                0
Amortization of deferred
   compensation                   1,028,773            --        1,028,773
Net loss                               --              --       (2,186,861)
                               -------------------------------------------

BALANCES,
SEPTEMBER 30,1999              ($ 1,594,680)              0   ($    90,184)



      "See accompanying report of independent certified public accountants and notes to consolidated financial statements."

                                      Q-6


FIRST ENTERTAINMENT HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                For the nine months          For the nine months
                                                ended September 30,          ended September 30,
                                                        1999                         1998
                                                        ----                         ----
CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income (loss)                                  $(2,186,861)                 $  (587,476)
  Adjustments to reconcile net
   income (loss) to net cash
    from operations
  Depreciation and
    Amortization                                         92,441                       74,897
   Impairment writedowns                                 15,000                       39,340
  Common stock issued
   for services                                         627,225                      396,566
   Common stock options                               1,028,773                       66,888
   Loss on disposal of property                                                        7,714
 Changes in operating assets
  and liabilities
  (Increase) decrease in
   Receivables                                          (21,959)                      10,927
   Inventories                                           (3,567)                       9,777
    Other current assets                                  3,979                       (7,650)
    Other assets                                        (20,858)                       2,983
    Increase (decrease) in
     Accounts payable                                    42,746                      (93,532)
      Accrued liabilities                                41,064                       (7,168)
         Cash provided by
           discontinued operations                       (1,371)                      38,714
--------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES:                                  (383,388)                     (48,020)
--------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures - net                             (49,142)                      (8,658)
 Investments and other                                   22,381
--------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES                                  (26,761)                      (8,658)
--------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on debt                            (143,723)                     (75,187)
 Proceeds from issuance of common stock                    --                         25,000
 Proceeds from issuance of common stock
   and preferred stock                                  676,875                      213,400
--------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN)
  FINANCING ACTIVITIES                                  533,152                      163,213
--------------------------------------------------------------------------------------------



NET INCREASE (DECREASE) IN CASH                     $   123,003                  $   106,535
CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                   109,450                       18,049
--------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                     $   232,453                  $   124,584
============================================================================================


"See accompanying notes to consolidated financial statements."

                                      Q-7

Supplemental Schedule of Noncash
Investing and Financing Activities                         1999          1998
----------------------------------                         ----          ----

Accounts payable converted to common stock             $   94,339     $   50,163
================================================================================
Accounts payable issued for Web site
 Development                                           $   90,000
================================================================================
Note payable issued for Leasehold
 Improvements                                          $  150,000
================================================================================
Common stock issued for services                       $  627,225     $  396,566
================================================================================
Common stock options issued
 for services                                          $1,028,773     $   66,888
================================================================================
Common stock issued for life
 insurance premiums                                    $     --       $   30,000
================================================================================
Issuance of preferred stock for
   License                                                                13,500
================================================================================

FIRST ENTERTAINMENT HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Basis of Presentation and Significant Accounting Policies:

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying financial information is Unaudited but includes all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are necessary to present fairly the information set forth. The consolidated financial statements should be read in conjunction with the notes to the consolidated financial statements which are included in the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 1998.

The results for the interim period are not necessarily indicative of results to be expected for the fiscal year of the Company ending December 31, 1999. The Company believes that the three month and nine month report filed on Form 10-QSB is representative of its financial position and its results of operations aand changes in cash flows forthe periods ended September 30, 1999 and 1998.

In June 1999, the Company amended and refiled its Form 10KSB for the year ended December 31, 1998 restating certain amounts in 1998 and 1997 due to an accounting error discovered in 1997. This Form 10- QSB includes the restated balances from December 31, 1998. The restatement did not impact the net loss for the three months or nine months ended September 30, 1999.

Basis of Presentation and Going Concern

During the period from inception (January 17, 1985) to September 30, 1999,the Company has incurred cumulative net losses of approximately $18,671,000 and, as of September 30, 1999, had an excess of current liabilities over current assets of approximately $1,216,000 and is in default on certain notes payable. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon obtaining additional financing, and/or extending its existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. The Company has no arrangements in place for such equity or debt financing and no assurance can be given that such financing will be available at all or on terms acceptable to the Company. Any additional equity or debt financing may involve substantial dilution to the interests of the Company's shareholders as well as warrants and options holders. If the Company is unable to obtain sufficient funds to satisfy its cash requirements, it may be forced to curtail operations, dispose of assets or seek extended payment terms from its vendors. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Management's plans with regard to the Company's ability to continue as a going concern include continued raising of equity financing in the U.S. and/or international markets, restructuring of its debt obligations and undertaking mergers or acquisitions to improve market share or operational synergies and improving efficiency of operations. There are no assurances that any of these events will occur or that the Company's plan will be successful. The Company has received proceeds from the sale of common and preferred stock of approximately $677,000 through September 30, 1999.

The Company does not have sufficient revenues to generate income from operations; therefore, it is necessary for the Company to increase revenues either by expansion or by acquisition or significantly reduce its operating costs. The Company has been able to issue stock for management and accounting services, thereby reducing the need for cash to pay for operating expenses. If the Company would be unable to issue stock for services, because there would be no liquidity for the stock, this would have a severe impact upon the Company and its ability to operate. The value of services paid by issuance of stock was approximately $1,656,000 for the nine months ended September 30, 1999. Net cash used in operations was approximately $384,000 for the nine months ended September 30, 1999, unless operations become more profitable, the Company may not have sufficient cash for use in operations through December 31, 2000.

New Accounting Standards

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company adopted SFAS No. 130 for 1998 and it did not have a material effect on its financial position or result of operations.

Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" is effective for financial statements with fiscal years beginning after December 15, 1997. The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of interim and annual periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, geographic areas in which they operate and their major customers. The Company has adopted SFAS No. 131 in 1998; but, it did not have a material effect on its results of operation for 1998 and 1997.

Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pension and Other Post Retirement Benefits" is effective for financial statements with fiscal years beginning after December 31, 1997. Earlier application is permitted. The new standard revises employers' disclosures about pension and other post retirement benefit plans but does not change the measurement or recognition of those plans. SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of the plan assets that will facilitate financial analysis, and eliminates certain disclosures previously required but no longer useful. The Company adopted SFAS No. 132 in 1998 and it did not have a material impact on its results of operation.

The FASB has recently issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 established standards for recognizing all derivative instruments including those for hedging activities as either assets or liabilities in the statement of financial position and measuring those instruments at fair value. This Statement is effective for fiscal years beginning after June 30, 1999. The Company has not yet determined the effect of SFAS No. 133 on its financial statements.

The FASB recently issued Statement of Financial Accounting Standards No. 134. "Accounting for Mortgage Backed Securities Retained after the Securitization of Mortgage Loans Held by Mortgage Banking Enterprises." (SFAS No. 134) SFAS No. 134 establishes new reporting standards for certain activities of mortgage banking enterprises that conduct operations that are substantially similar to the primary operations of mortgage banking enterprises. This statement is effective for the fiscal quarter beginning after December 15, 1998. Management believes the adoption of this statement will have no impact on the Company's consolidated financial statements.

"YEAR 2000 PROBLEM". The Company is aware of the issues associated with the programming code in existing computer systems as the millenium(Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize properly date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company has determined to purchase new accounting software which is Year 2000 compatible and has evaluated all other computer and computer related systems to ensure they will operate beyond December 31, 1999. The new software will be in place by December 31, 1999 and will cost less than $10,000.

2. Impairment Writedowns

Balzac, Inc.

In April 1996, the Company acquired certain assets of Balzac, Inc. ("Balzac") a private company which manufactures and distributes toys, including a product line of toy balls. The assets and rights acquired consisted of: an exclusive license for Australia, inventory of Balzac toys and various other rights.

During 1996, a dispute arose between the Company and Balzac and Balzac asserted a violation of the Purchase Agreement.

In April 1997, Balzac and the Company entered into an agreement whereby Balzac will buy back the Australian Licensing Agreement for $800,000 and will repay the Company $200,000 which was the difference between the value of the seized inventory and the obligation under the licensing agreement. The $1,000,000 will be repaid over forty months at 8% annum. The $1,000,000 was to be repaid to the Company through sale, by Balzac, of 1,000,000 shares of the Company's common stock owned by Balzac.

The ability of Balzac to sell all 1,000,000 shares held by Balzac at a price of $1.00 to repay its obligation was determined by management to be unlikely. As of December 31, 1997 the note receivable from Balzac was determined to be impaired and was written down to its net realizable value of $81,344 resulting in an impairment loss of $902,018. As of December 31, 1998 the note receivable was determined to be further impaired and was written down to its net realizable value of $42,000 resulting in a loss of $39,340. Subsequent to December 31, 1998 the Company was informed by Balzac that it had filed Chapter 11 Bankruptcy proceedings. Management determined the note receivable was unlikely to be collected and the remaining $42,000 was written off as of December 31, 1998.

Pursuant to a Bankruptcy Court Order dated April 13, 1999 Balzac sold 885,000 shares of the Company's common stock between May, 1999 and July, 1999 receiving proceeds of approximately $2,056,000. The shares sold by Balzac pursuant to the Court Order are the shares subject to the April, 1997 Agreement between Balzac and the Company. As of July 19, 1999 Balzac is still in possession of 90,100 shares of the Company's common stock and warrants to purchase 500,000 shares of common stock at $1.00 per share.

Pursuant to the Bankruptcy Court Order, the proceeds from the sales of the common stock is held in escrow subject to a later determination by the Bankruptcy Court as to the respective extent, priority and validity of claims to the proceeds. The Company believes that it is a secured creditor and has secured rights to the proceedings from the sale of the common stock. The ultimate disposition of the Company's claim will depend on the outcome of bankruptcy proceeds, which is uncertain at this time.

3. Stockholders Equity

In November, 1999 the Board of Directors approved the name change of the Company to F2 Network Group, Inc. The name change is subject to shareholder approval.

During the nine months ending September 30, 1999, the Company issued 846,976 shares of common stock for consulting services and employee compensation valued at approximately $673,861 of which $94,339 was for prior accrued services and $41,508 was for prepaid services. In addition, the Company sold 50,000 shares restricted common stock in a private placement offering resulting in net proceeds of $30,000 and received $646,875 from the exercise of 1,312,500 common stock options.

In March, 1999 the Board of Directors authorized the issuance of options to the president, each member of the Board of Directors and a consultant to purchase up to 3,050,000 shares of common stock at prices ranging from $.21 per share to $.53 per share. The exercise price was equal to the closing bid price for the Company's common stock on the date of the grant. The exercise of options for 1,200,000 shares was contingent on the closing bid price of the Company's common stock of at least $1.00 on the last trading day for 1999 and the exercise of options for 950,000 shares was contingent upon the execution of two separate definitive agreements by December 31, 1999. In September 1999, the Board of Directors determined to cancel 2,075,000 options issued in March, 1999. Mr. Goldberg, a director, opposed this resolution by the Board. Mr. Goldberg's counsel has stated that it is Mr. Goldberg's, position that the Company does not have the right to cancel options previously issued to Mr. Goldberg and that Mr. Goldberg does not intend to relinquish those options. Of the total 2,075,000 options cancelled, 1,000,000 were issued to Mr. Goldberg.

In May 1999, the Board of Directors authorized the issuance of stock options to each Board of Director as Director compensation. Each Director has options to purchase 250,000 shares of common stock at $1.34 on January 1, 2000, January 1, 2001 and January 1, 2002. For the options to vest each current Director must be a Director on the anniversary dates noted above. In August 1999, a new director was elected to the Board of Directors and he was granted options to purchase 250,000 shares of common stock at $1.89 per share on January 1, 2000, 2001 and 2002.

The Company has elected to continue with the accounting treatment for stock options and warrants issued to employees under APB 25 which is an intrinsic value-based method, and has adopted SFAS 123, which is a fair value based method of accounting for stock options.

For the period ended September 30, 199 the Company recognized compensation of $1,028,773 for options granted during that period that were accounted for in accordance with SFAS 123 and APB 25 and deferred compensation of $1,594,680 for option compensation attributable to future periods.

4. Income Taxes

The tax effects of temporary differences and carryforward amounts that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1998 and 1997 are:

Deferred tax assets:                        1998           1997
--------------------                        ----           ----

    Net operating loss carryforwards    $ 6,009,000    $ 5,466,000
    Property and Equipment                   (8,000)        (6,000)
    Litigation Settlement                   102,000
    Discontinued operations                 (15,000)       181,000
    Other                                    24,000         88,000
    --------------------------------------------------------------
    Total gross deferred tax assets       6,010,000      5,469,000
    Less valuation allowance             (6,010,000)    (5,469,000)
    --------------------------------------------------------------
    Deferred tax liabilities:
    Property and equipment
    --------------------------------------------------------------
    Net deferred taxes                  $      -0-      $      -0-
    ==============================================================

A valuation allowance has been established to reflect management's evaluation that it is more likely than not that all of the deferred tax assets will not be realized.

The valuation allowance increased $541,000 in 1998 and $1,069,000 in 1997.

As of December 31, 1998, net operating loss carryforwards were approximately $16 million. Utilization of certain portions of this amount is subject to limitations under the Internal Revenue Code. Carryforward amounts expire at various dates though 2018.

5. Other Business Developments

EMNet Corp.

On March 20, 1999, the Company signed a letter of intent with EMNet Corp ("EMNet") to form a joint venture and create a significant Internet based website business for "Comedy" products based around the affiliation and content derived from a circuit of the leading comedy clubs in America. Revenue streams would be generated through providing Internet marketing services to member clubs, producing regular sponsored live exclusive programming on the Internet and develop a pay-per-view model, and through the saale of comedy CD's and directdownloads, associated merchandise and admissions to live performances at member clubs.

Under the terms of the letter of intent EMNet would be responsible for supplying all necessary internet requirements including but not limited to i) building and maintaining the "Comedy" website, ii) providing an account executive to drive the business online, run the AOL advertising and promotion and live entertainment programming, iii) develop and implement the online advertising and
iv) provide all necessary technology requirements.

The Company would be responsible for supplying all necessary content for the website which shall include but not be limited to i) providing a minimum of five member comedy clubs as members sufficient to provide critical mass, ii) a high profile comic to host the site as spokesperson, iii) a series of live events which could be broadcast on Internet radio or video cast and iv) supply comedy news and other content.

The closing of this transaction will be subject to negotiating a definitive agreement by May 31, 1999 and commencing business by June 30, 1999, approval by the Board of Directors of both companies, completion of a detailed business plan, completion of the required agreements with America On Line ("AOL") and the signing of a minimum of 5 member clubs. The Company is unable to predict if or when the agreement will be signed and the transaction will be consummated. As of the date of this filing the parties hhave not been able to come toterms of a definitive agreement and it seems unlikely that they will.

Softec Systems Caribbean, Inc,

On March 23, 1999 a wholly owned subsidiary of the Company, Kensington Investments, Inc., entered into an agreement with Softec Systems Caribbean Inc, (Softec) a wholly owned subsidiary of Starnet Communications International Inc., to license its internet casino software to the Company.

The Company will be supplied with a customized, full service Internet gaming system, including virtual casino games, a sportsbook with real-time odds feed from Las Vegas and Europe, and simulated horse and dog racing. The Company's customers will be able to place wagers via a secure, on line financial transaction system. Softec will supply all hardware, software, that is Year 2000 complaint, and an appropriate connection to the Internet with sufficient bandwidth to properly operate the licensed software.

The Agreement commenced March 30, 1999 upon payment of $10,000 by the Company. The Company is required to pay Softec a one time set up fee of $100,000, of which $10,000 was paid upon signing of the Agreement, $10,000 is due May 30, 1999 and $10,000 is due for eight consecutive months commending August 30, 1999. The Company shall pay Softec a licensing fee ranging from 25% of net monthly revenue to 12.5 % of net monthly revenue but not less than $25,000 a month. The Company has not made the payment required on May 30,1999.

The Agreement shall be in effect for one year and shall be automatically renewed indefinitely with additional one year terms unless the Company gives written notice of termination at least 45 days prior to the end of any one year period.

The Company is responsible for obtaining and maintaining all necessary licenses, as required by the Antigua Free Trading Zone, Antigua, West Indies, for all the operations of an Internet Casino and an Internet Sportsbook operation. As of October 15 Company's subsidiary has not yet been issued its internet gaming license from Antigua, West Indies, which is required to commence wagering on its internet site.

Since the Company has not received a favorable opinion from outside legal counsel regard internet gaming the Company has decided to terminate this licensing agreement.


Global Games-Bingo

On August 2, 1999 the Company entered into a limited use software license agreement whereby the Company would be permitted to use the software to allow Bingo to be played for free on the internet. Revenues generated from advertising on the Bingo for free web site would be split whereby the Company would receive 75% and Global Games Corp would receive 25%. In addition, the Company would issue 10,000 shares for consulting fees related to software set-up and installation. The code required to run the software has not been transferred to the Company as such the Company is unable to complete the transaction.

ET&T

On May 3, 1999 the Company entered into a joint venture agreement with eConnect and Electronic Transaction Technologies (ET&T) to bring to market its patented ATM smart card devices for electronic e-commerce transactions, taking internet transactions from credit to cash.

The name of the joint venture is Intragate.com and the sole purpose shall be to develop and exploit the e-commerce cash transfer technology and to arrange for necessary financing.

In accordance with the joint venture agreement each joint venture partner shall contribute a best efforts financing commitment for up to 50% of the costs to develop, produce, and exploit the technology which is estimated to be $200,000. In addition, ET&T will contribute its rights, title and interest in and to the technology. The joint venture net profits and losses shall be allocated 50% to each joint venture partner.

The Company was granted a non-exclusive license to use the ET&T technology for e-connect sites that the Company owns, operates or licenses and all fees associated with the non-exclusive license shall be waived.

As part of the Agreement the Company granted an option to ET&T to purchase 500,00 shares of the Company's common stock at $.83 per share and ET&T has granted an option to the Company to purchase 500,00 shares of ET&T at $.63 per share. Both options shall expire on December 31, 2000.

As of the date of this filing the joint venture has had no activity in either development, exploitation or fund raising activities.

Uproar Entertainment

On May 5, 1999 the Company entered into an agreement with Uproar Entertainment (Uproar) for the production and maintenance of a web site and the sale of Uproar products on the web site. The Company shall design and construct, at its own expense, a web site and provide hosting and marketing for the site and will offer Uproars products for sale. Uproar will be responsible for fulfilling and shipping all sales order generated through the web site. The Company will pay $8.00 per CD and $6.00 per cassette ordered to Uproar. The Company will receive all proceeds from the sale of products on the web site and remit to Uproar on a monthly basis the cost of products sold. The agreement shall be for a period of five years and is renewable by mutual consent of both parties.

All That Media

On May 10, 1999 the Company entered into an agreement with a newly formed rich media development company called "All That Media" to acquire a controlling interest in that All That Media by issuing a option to its shareholders that allow the former shareholders to purchase 500,000 shares of common stock of the Company at $.75 per share. The option to acquire All That Media was exercisable commencing January 1, 2000 and will expire April 30, 2000. In June, 1999 the Company exercised its option to acquire "All That Media". The consideration for the acquisition was the option given to its shareholders for 500,000 shares of the Company's common stock at $.75 per share. The options expire on October 10, 2001. The value of the options pursuant to FAS 123 was $355,000 which has been recorded as compensation in the accompanying statement of operations as "All That Media" was a start-up company with no revenue, proprietary rights or any other assets for which the acquisition costs could be attributable to pursuant to APB 16.

All That Media was a company that specialized in rich media development, internet portal development and internet advertising. The Company had contracted with the principals of All That Media for web site development, internet portal development and internet advertising for the various new internet businesses the Company intended to commence.

In June 1999, the Company acquired a start-up retail website development company called EDRON Associates by issuing options to its former shareholders to purchase 300,000 shares of common stock of the Company at $1.03. The options are exercisable for a period of two years. EDRON was a start-up company with little revenue, but significant relationships with local ISP's for hosting and site development.

Concurrent with the acquisition of EDRON the Company formed a new entity called First 2 Market, Inc. and both EDRON and All That Media were merged into First 2 Market. The value of the options to acquire EDRON pursuant to FAS 123 was $152,400 of which $114,300 has been recorded as compensation in the accompanying statement of operations and $38,100 has been recorded as deferred compensation in the accompanying balance sheet. EDRON was a start-up company with little revenue and no proprietary or intangible assets for which the acquisition costs could be attributable to pursuant to APB 16.

Poker Races Joint Venture

On May 16, 1999 the Company signed a letter of intent with Poker Races (a partnership) to form a joint venture. The closing of this transaction is subject to completion of due diligence procedures, negotiation and execution of a definitive joint venture agreement and approval of the transaction by the Board of Directors of the Company and the partners of Poker Races.

In accordance with the letter of intent, the Company would be obligated to provide a prominent link on the Company's home page linked to a URL designated by Poker Races. The Company will promote and advertise Poker Races throughout the Company's portal and related sites. Poker Races would be obligated to provide all software to play Poker Races and track all financial transactions. All profits and expenses shall be allocated 25% to the Company and 75% to Poker Races.

As of the date of this filing the letter of intent had terminated.

Air Travel E-Commerce

On May 24, 1999 the Company entered into an agreement with Air Travel Discounts, Inc. (ATD) to provide the business of selling travel over the internet.

Per the terms of the Agreement, ATD will include content and products, the domain name, airdisc.com, and would fulfill and process all orders generated through the web site. The Company would provide banner advertising from its internet site promoting ATD. Commissions earned from fulfillment originated from the Company's sites will be allocated 75% to ATD and 25% to the Company.

As of the date of this filing ATD has not provided the content and products as required by the Agreement, as such the agreement is not in effect.

Healthnet International

On May 18, 1999 the Company entered into a letter of intent with Healthnet International, Inc. (Healthnet) to provide health related products over the internet.

Under the terms of the letter of intent, Healthnet would be responsible for a health related e-commerce site, pricing and commissions for all health related products. The Company would provide space on the Company Go2Market web page, and banner advertising on the Company's web pages.

Consummation of this transaction is subject to a number of conditions including completion of due diligence procedures, completion of a definitive agreement, completion of a web site by Healthnet and approval of the transaction by the Board of Directors of both companies.

As of the date of this filing the letter of intent had expired.

Fighting Bull

On June 14, 1999 the Company and Fighting Bull Technologies, LLC (FTB) entered into a letter of intent whereby FTB would license 3D software to create a virtual internet community. The Company would test and market the 3-D technology.

Consummation of this transaction is subject to a number of conditions consisting of completion of the development of the 3-D technology, completion of a definitive agreement, completion of a licensing agreement and approval by the Board of Directors of both Companies.

In August, 1999 the letter of intent expired and the parties have not moved forward to negotiate a definitive agreement.

E-Commerce Partners

In May and June, 1999 the Company signed agreements with various e-commerce partners whereby the Company would provide a link from its web site to the e-commerce partners web site. The Company would also provide space on its Go2Market web page that would represent banner advertising for the e-commerce partner. The Company would retain a portion of the revenues from the orders fulfilled by the e-commerce partners from traffic originating from the Company's web site. All e-commerce partner agreements are for a period of one year.

Coleman and Company Securities, Inc.

On July 7, 1999 the Company signed an agreement with Coleman and Company Securities, Inc. to act as the Company's exclusive investment advisor, exclusive private placement agent and investment banker for a period of one year.

As compensation for these services Coleman would receive a commission of 13% for any public or private placement financing and a warrant to purchase 500,000 shares of the Company's common stock at $.875 per share. The warrants are exercisable for a period of five years and would have certain registration rights for a period of two years. In addition, Coleman would earn a fee in connection with a merger, acquisition or sale of the Company.

First 2 Interviews

On July 7, 1999 the Company entered into an agreement with Krutchie, Inc. whereby Krutchie would provide a minimum of 2 edited celebrity interviews for the Company's web site on a weekly basis. The agreement is for a period of two years. As compensation, Krutchie will receive options to purchase 100,000 shares of common stock at $1.63. The option is exercisable for a period of two years and will carry piggy-back registration rights for a period of six months from the date of the agreement.

E-Commerce Web-Site Development

In July 1999 the Company signed an agreement with Smith-Gardner, a developer of e-commerce software to build web sites for Smith-Gardner clients that license their e-commerce software. Smith- Gardner has subsequently decided to produce these websites themselves.

           ----------------------------

Dealer Prospectus Delivery Obligation

     Until (insert date), all dealers
that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                               FIRST ENTERTAINMENT HOLDING CORP.
                                               2,349,342 Shares of Common Stock


            TABLE OF CONTENTS

                                          Page

PROSPECTUS SUMMARY......................     2
RISK FACTORS............................     4
PRICE RANGE OF COMMON STOCK.............     9
DIVIDEND POLICY.........................    10
THE COMPANY.............................    10
MANAGEMENT'S DISCUSSION AND                             __________________
 ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS..............    18             SELLING STOCKHOLDER
MANAGEMENT..............................    24      AND COMPANY RESCISSION OFFER
EXECUTIVE COMPENSATION..................    26              PROSPECTUS
BENEFICIAL OWNERS OF SECURITIES.........    28      ________________________
TRANSACTIONS BETWEEN THE
  COMPANY AND RELATED PARTIES...........    31
DESCRIPTION OF SECURITIES...............    32
INACTIVE TRADING OF THE
  COMMON STOCK..........................    33
SELLING SECURITY HOLDERS AND PLAN OF
  DISTRIBUTION..........................    33
RESCISSION OFFER .......................    35
SECURITIES AND EXCHANGE
  COMMISSION POSITION ON
  CERTAIN INDEMNIFICATION...............    35           February __, 2000
LEGAL MATTERS...........................    36
EXPERTS.................................    36
 DISCLOSURE REGARDING FORWARD-
   LOOKING STATEMENTS and
   CAUTIONARY STATEMENTS................    36
FINANCIAL INFORMATION...................   F-1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

     Section 78.7502(3) of the Nevada General Corporation Law (the "Nevada Code") provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation (a "Derivative Action"), because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a Derivative Action or threatened Derivative Action, Section 78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

Item 25.  Other Expenses Of Issuance And Distribution.

     The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered. The Selling Security Holders will not pay any of the following expenses.

     Registration and filing fee.................................$     567
     Printing(1).................................................$   5,000
     Accounting fees and expenses(1) ............................$   2,500
     Legal fees and expenses(1) .................................$  15,000
     Miscellaneous(1)............................................$     933
           Total(1)                                              $  24,000


(1 Estimated

Item 26. Recent Sales Of Unregistered Securities.

     The Company completed the offering of 47,067 shares of its Class B Convertible Preferred Stock in September 1997 to a limited number of persons pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and/or Rule 506 of Regulation D under the Securities Act. The Company received aggregate proceeds of $262,750 in this offering.

     The Company issued options to purchase 150,000 shares of common stock in December 1996 and January 1997 to two persons pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act. The Company received proceeds of $75,000 in this offering.

     The Company issued 16,000 shares of Class B Convertible Preferred Stock to one person in June 1998 pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Company received proceeds of $45,000 in this transaction.

     The Company completed an offering of 771,667 shares of common stock to a limited number of offerees in September 1998 pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Company received proceeds of $168,300 in this offering.

     The Company completed an offering of 280,000 shares of common stock to a limited number of offerees in August 1999 pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Company received total proceeds of $220,000 in this offering.

     At various times during 1999, the Company issued a total of 1,082,500 shares of common stock to a limited number of persons upon the exercise of stock options previously granted to those persons. The issuance of these shares and the previous grant of the options were made pursuant to exemptions from registration under Section 4(2) of the Securities Act. The Company received total proceeds of $448,215 in these transactions from the exercise of the options.

     On February 10, 2000, the Company accepted a subscription from one accredited investor to purchase 153,846 shares of common stock and warrants to purchase an additional 153,846 shares of common stock. The warrants are exercisable for $.65 per share until February 7, 2002. The shares and warrants were sold pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The Company received total proceeds of $100,000 from this sale.

Item 27.  Exhibits.

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number        Description
------        -----------

3.1           Articles Of Incorporation (A)

3.3           Bylaws (A)

5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered

10.1 Form of Agreement between the Company and the stockholders of All That Media, Inc.

Number        Description
------        -----------

10.2 Agreement dated July 7, 1999 between the Company and Coleman and Company Securities, Inc.

10.3          Form of Agreement between the Company and Yahoo, Inc.

10.4 Asset Purchase Agreement Inc. dated September 21, 1999 between W3, Inc. (a subsidiary of the Company) and Brian M. Encke.

23.1          Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1)

23.2          Consent of Gordon, Hughes & Banks, LLP

24.1          Power of Attorney (included in Part II of Registration Statement)

--------------------

(A) A complete copy of the Company's Articles of Incorporation as currently in effect and all amendments thereto was filed as Exhibit 89.3.1 to the Registrant' Form 10-K for the fiscal year ended December 31, 1989, and a complete copy of the Company's Bylaws as currently in effect was filed as
     Exhibit 86-3(c) to the Company's Registration Statement on Form S-18 (Registration No. 33-9163-D) and are incorporated herein by reference thereto.

Item 28.  Undertakings.

1.       The Company hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in Registration Statement (or the most recent post-effective amendment thereof); and

               (3) to include any additional or changed material information on the plan of distribution.

          (b) That for determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the option of the Securities And Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or a controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or a controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on February 11, 2000.

                                           FIRST ENTERTAINMENT HOLDING CORP.


Dated: February 11 , 2000                 By: /s/ Howard Stern
                                               ---------------------------------
                                           Howard Stern, Chief Executive Officer
                                           (Principal Executive Officer)


     In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Dated:                             --------------------------------------------
                                    A.B. Goldberg, Director

Dated:  February 11, 2000         /s/ Michael Marsowicz
                                    --------------------------------------------
                                    Michael Marsowicz, Director

Dated:  February 11, 2000         /s/ Douglas R. Olson
                                    --------------------------------------------
                                    Douglas R. Olson, President and Director

Dated:
                                    --------------------------------------------
                                    Philip C. Puccio, Director

Dated:  February 11, 2000           /s/ Howard Stern*
                                    --------------------------------------------
                                    William Rubin, Director

Dated:  February 11, 2000         /s/ Howard Stern*
                                    --------------------------------------------
                                    Howard Stern, Chief Executive Officer,
                                    (Principal Executive Officer), and Director

Dated:  February 11, 2000         /s/ Daniel Stansky
                                    --------------------------------------------
                                    Daniel Stansky, Chief Financial Officer and
                                   (Principal Financial Officer)

*  As Attorney In Fact

                                  EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number       Description
------       -----------

3.1          Articles Of Incorporation (A)

3.3          Bylaws (A)

5.1 Updated opinion of Patton Boggs LLP concerning the legality of the securities being registered

10.1 Form of Agreement between the Company and the stockholders of All That Media, Inc. (B)

10.2 Agreement dated July 7, 1999 between the Company and Coleman and Company Securities, Inc. (B)

10.3         Form of Agreement between the Company and Yahoo, Inc.

10.4 Asset Purchase Agreement Inc. dated September 21, 1999 between W3, Inc. (a subsidiary of the Company) and Brian M. Encke. (B)

23.1         Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1)

23.2         Consent of Gordon, Hughes & Banks, LLP

24.1         Power of Attorney (included in Part II of Registration
             Statement) (B)

--------------------

(A) A complete copy of the Company's Articles of Incorporation as currently in effect and all amendments thereto was filed as Exhibit 89.3.1 to the Registrant' Form 10-K for the fiscal year ended December 31, 1989, and a complete copy of the Company's Bylaws as currently in effect was filed as Exhibit 86-3(c) to the Company's Registration Statement on Form S-18 (Registration No. 33-9163-D) and are incorporated herein by reference thereto.

(B) Previously filed.